                                                                    Exhibit 1.27

                  SUBSCRIPTION AND DEBENTURE PURCHASE AGREEMENT

To:               ALTAREX CORP.
                  610 Lincoln Street
                  Waltham, Massachusetts 02451
                  USA

A.       SUBSCRIPTION

1.       (a)      The undersigned United Therapeutics Corporation (the
                  "Purchaser") hereby subscribes for and agrees to purchase from AltaRex Corp., a company incorporated under the laws of Alberta, Canada (the "Company"), the following:

                  (A)      a unit consisting of:

                           (i) 4,900,000 common shares of the Company (the "Common Shares") at a price of $0.50 per Common Share; and

                           (ii) a warrant to purchase 3,250,000 common shares of the Company (the "Warrant") at a price of $0.50 per share (a "Warrant Share") in the form attached hereto as Exhibit A,

                           for a total purchase price of $2,450,000 (the "Purchase Price"). The Common Shares represent 11.8% of the pro forma outstanding common shares of the Company on April 17, 2002, after giving effect to the purchase of the Common Shares; and

                  (B) a convertible debenture in the amount of $50,000 (the "First Debenture") pursuant to the terms of a convertible debenture entered into between the parties, which is attached hereto as Exhibit B-1. The First Debenture will automatically convert into 100,000 common shares of the Company (the "First Debenture Shares") at 5:00 p.m. (Toronto time) on August 21, 2002.

         (b) The Corporation hereby grants to Purchaser the right (the "Debenture Subscription Right") to subscribe for a convertible debenture in the amount of $875,000 (the "Second Debenture") pursuant to the terms of a convertible debenture entered into between the parties dated as of August 20, 2002, which is attached hereto as Exhibit B-2. Pursuant to the terms of the Second Debenture, 883,380 common shares of the Company (the "Second Debenture Shares") will be automatically issued upon the occurrence of certain events at a price of $0.50 per share. The Debenture Subscription Right may be exercised by the Purchaser delivering to the Corporation (i) on or before August 14, 2002, the subscription form, attached hereto as Exhibit B-2A, duly completed and executed, and (ii), on the Debenture Closing Date (as defined herein), with the documents to be delivered by the Purchaser pursuant to Section 2(b);

         all on the terms and conditions set forth below. The Common Shares, the Warrant and the First Debenture are collectively referred to herein as the "Purchased Securities". The

         First Debenture and Second Debenture are collectively referred to herein as the "Debentures". The First Debenture Shares and Second Debenture Shares are collectively referred to herein as the "Debenture Shares".

2.       (a)      The closing of the purchase and sale of the Purchased
                  Securities hereunder (the "Initial Closing") shall be held at the offices of McCarthy Tetrault LLP, Toronto Dominion Bank
                  Tower, Toronto Dominion Centre, Toronto, Ontario M5K 1E6, on
                  April 17, 2002 or at such other place upon which the Company and the Purchaser shall agree (the "Initial Closing Date"). At the Closing, the Company will deliver to the Purchaser the Purchased Securities being subscribed for by the Purchaser, registered in the name of the Purchaser, against payment to the Company of the Purchase Price for the Purchased Securities being subscribed for hereunder, by wire transfer, cheque or other method acceptable to the Company and the parties shall execute and deliver the security agreement in the form attached hereto as Exhibit C. All documents, certificates and payments shall be held in escrow until all such documents, certificates and payments have been delivered and the parties hereto have agreed that the escrow is terminated.

         (b) The closing of the purchase and sale of the Second Debenture hereunder (the "Second Closing") shall be held at 10:00 a.m. (Toronto time) on August 20, 2002 (the "Second Closing Date") at the offices of McCarthy Tetrault LLP at the above-noted address or at such other time and place upon which the Company and the Purchaser shall agree in writing. At the Second Closing, the Company will execute and deliver to the Purchaser, and the Purchaser will execute and deliver to the Company the Second Debenture in the form attached hereto as Exhibit B-2, against payment by the Purchaser to the Company of US$875,000 by wire transfer, cheque or other method acceptable to the Company.

3. The Company has authorized the sale and issuance of an aggregate of the Purchased Securities and of the Second Debenture, Warrant Shares and the Debenture Shares to the Purchaser. The Purchaser acknowledges being provided with and has read a term sheet (the "Term Sheet") outlining the features of the Purchased Securities, a copy of which is attached hereto as Exhibit D. The Purchaser acknowledges that the Term Sheet is only a summary of the terms and conditions of the Purchased Securities, that the Term Sheet may not contain all the information that is important to the Purchaser and that the terms and conditions of the Purchased Securities and each Debenture shall be governed and subject to, in all respects, the terms of such securities.

B.       PURCHASER'S ACKNOWLEDGMENTS AND AGREEMENTS

         The Purchaser understands, acknowledges and agrees that:

1. This subscription may be accepted or rejected in whole or in part by the Company, in its sole discretion.

2. Except as provided under applicable securities laws, this subscription is and shall be irrevocable except that (i) the Purchaser's execution and delivery of this Subscription

         Agreement will not constitute an agreement between the Company and the Purchaser until this Subscription Agreement is accepted on behalf of the Company and, if not so accepted, the Purchaser's subscription and obligations hereunder will terminate and (ii) the Purchaser can, at any time prior to acceptance of this Subscription Agreement, request in writing that he or it be released from his or its obligations hereunder (and the Company may, but need not, in its discretion, elect to release the Purchaser from his or its subscription and from such obligations).

         THE COMMON SHARES, THE WARRANT, THE DEBENTURES, THE WARRANT SHARES AND THE DEBENTURE SHARES HAVE NOT BEEN RECOMMENDED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE OR PROVINCIAL SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

3. Because the Purchased Securities, the Second Debenture, the Warrant Shares and the Debenture Shares will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, the Purchaser is aware that any resale inconsistent with the Securities Act may create liability on his or its part and/or the part of the Company, and agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer the Purchased Securities, the Second Debenture, the Warrant Shares and the Debenture Shares, except in compliance with the Securities Act and applicable state securities laws. The Purchaser is also aware that any resale inconsistent with applicable securities laws in the province of Ontario ("Canadian Securities Laws") may create liability on his or its part and/or the part of the Company, and agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer the Purchased Securities, the Second Debenture, the Warrant Shares and the Debenture Shares except in compliance with Canadian Securities Laws.

4. Unless permitted under Canadian Securities legislation, the Purchaser shall not trade (i) the Purchased Securities in the Province of Ontario before August 18, 2002, and (ii) the Second Debenture or Second Debenture Shares before the date that is four months and one day after the Second Closing Date.

5. Each certificate representing the Purchased Securities, the Second Debenture, the Warrant Shares and the Debenture Shares will bear a legend to the following effect:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. UNLESS PERMITTED UNDER CANADIAN

         SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES AND THE COMMON SHARES ISSUABLE UPON THE EXERCISE OR CONVERSION THEREOF SHALL NOT TRADE THE SECURITIES IN THE PROVINCE OF ONTARIO BEFORE [IN THE CASE OF THE FIRST DEBENTURE INSERT AUGUST 18, 2002] [IN THE CASE OF THE SECOND DEBENTURE AND SECOND DEBENTURE SHARES INSERT DATE THAT IS FOUR MONTHS AND ONE DAY AFTER SECOND CLOSING].

         provided that, if any such Purchased Securities, Debenture, the Warrant Shares or the Debenture Shares are being sold under Rule 144 under the Securities Act, the legend may be removed by delivery to Computershare Trust Company of Canada of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, to the effect that such legend is no longer required under applicable requirements of the Securities Act or state securities laws.

6. Provided that nothing herein shall limit the rights of the Company and the Purchaser pursuant to a registration rights agreement to be entered into between the Company and the Purchaser (the "Registration Rights Agreement") substantially in the form as Exhibit D attached hereto, the Purchaser acknowledges that neither the Company nor any other representative on behalf of the Company has made any representations with respect to registration under the Securities Act or qualification under Canadian Securities Laws of the Purchased Securities or the Second Debenture Shares, that no such registration is contemplated, that there can be no assurance that there will be any market for the Purchased Securities or the Second Debenture Shares in the United States in the foreseeable future or any liquid market for four months, and that, as a result, the Purchaser may be required to bear the economic risk of his or its investment for an indefinite period of time under the Securities Act, or a period of four months and one day under the Canadian Securities Laws.

C.       COMPANY WARRANTIES AND REPRESENTATIONS

         The Company hereby represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying upon the following representations and warranties in connection with its subscription for the Purchased Securities and, if applicable, the Debenture:

1. The Company is a corporation duly amalgamated and organized and validly existing under the laws of the Province of Alberta, is duly qualified to carry on its business and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification, and has all requisite corporate power, authority and capacity to carry on its business as now conducted and to own, lease or operate its property and assets and to enter into, execute, deliver and perform its obligations under this Agreement. The Company is conducting business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on, and all licenses, registrations and qualifications of the Company are valid, subsisting and in good standing, except in respect of matters that do not and would not reasonably be expected to have a Material Adverse Effect on the Company, and except for a failure to be so qualified or the absence of any such license, registration or qualification which does not and would not reasonably be expected to have a Material Adverse Effect on the Company;

         "Material Adverse Effect" means a material adverse effect on the business, operation, results of operations, assets, liabilities or financial condition of the Company and the subsidiaries of the Company taken as a whole;

2. (i) The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Directors is required, except for the requirement of shareholder approval contemplated herein (ii) this Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application;

3. Each of the Company's subsidiaries is a wholly-owned subsidiary corporation duly incorporated and organized and validly existing under the laws of its jurisdiction of incorporation, is duly qualified to carry on its business and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification, and has all requisite corporate power, authority and capacity to carry on its business as now conducted and to own, lease or operate its property and assets, except for the failure to be so qualified that does not and would not reasonably be expected to have a Material Adverse Effect on the Company. No subsidiaries of the Company own or license any intellectual property other than licences for intellectual property which are owned by the Company;

4. As of the date hereof, the authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of preferred shares;

5. The Company is a "reporting issuer" (or its equivalent), not in default, in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, Newfoundland, New Brunswick, Nova Scotia and Prince Edward Island;

6. The issued and outstanding common shares of the Company are listed and posted for trading on the Toronto Stock Exchange and no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Purchased Securities or the trading of any of the Company's issued securities has been issued;

7. On April 16, 2002 there are 36,763,556 common shares of the Company issued and outstanding;

8. All necessary corporate action has been taken by and on behalf of the Company to authorize the creation, issuance and sale of the Purchased Securities and upon receipt of the purchase price therefor, such securities shall be issued as fully paid and non-assessable securities of the Company; and

9. Neither the Company nor any of its subsidiaries has committed an act of bankruptcy or sought protection from its creditors from any court or pursuant to any legislation, proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound up, as the case may be, taken any proceeding to have a receiver appointed of any part of its assets, had any encumbrance or receiver take possession of any of its property, had an execution or distress become enforceable or levied upon any portion of its property or had any petition for a receiving order in bankruptcy filed against it.

D.       PURCHASER'S REPRESENTATIONS AND WARRANTIES

         The Purchaser hereby represents and warrants to the Company as follows:

1. (i) The Purchaser has all requisite corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Purchased Securities, the Second Debenture, the Debenture Shares and the Warrant Shares to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

2. The Purchaser has completed or caused to be completed the Purchaser Certificates, Private Placement Questionnaire and Undertaking attached hereto as Exhibit F and the responses provided therein shall be true and correct as of the date hereof and the Closing Date and the Debenture Closing Date.

3. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Purchased Securities, the Second Debenture, the Debenture Shares and the Warrant Shares. Purchaser has such business and financial experience as is required to permit it to protect his or its own interests in connection with the purchase of the Purchased Securities, the Second Debenture, the Debenture Shares and the Warrant Shares. The Purchaser's financial condition is such that it is able to bear the risk of holding the Purchased Securities, the Second Debenture, the Debenture Shares and the Warrant Shares for an indefinite period of time and the risk of loss of his or its entire investment.

4. The Purchaser is an "accredited investor" as defined in Rule 45-501 of the Ontario Securities Commission and has delivered the written declaration in the form of Exhibit F-3 to the Company and the representations, warranties and covenants contained therein shall survive the closing of the purchase of the Purchased Securities and the Second Debenture, respectively.

5. The Purchaser is purchasing the Purchased Securities, the Second Debenture, the Debenture Shares and the Warrant Shares for his or its own account as principal, for investment purposes only, and not with a present view to, or for, the resale distribution thereof, in whole or in part, within the meaning of the Securities Act or any state or provincial securities laws. Purchaser understands that its acquisition of the Purchased Securities, the Second Debenture, the Debenture Shares and the Warrant Shares has not been registered under the Securities Act or registered or qualified under any state or provincial law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. Except as contemplated by this Agreement, the Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Purchased Securities, the Second Debenture, the Debenture Shares or the Warrant Shares. The Purchaser represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Purchased Securities. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Purchased Securities, the Second Debenture, the Debenture Shares or the Warrant Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder and applicable state securities laws.

6. The Purchaser has received and reviewed the Term Sheet. The Purchaser is aware that the purchase of the Purchased Securities, the Second Debenture, the Debenture Shares or the Warrant Shares may have tax consequences both in Canada and the United States.

7. The foregoing representations and warranties are true as of the date of this Agreement and shall be true as of the final date that the Company issues and sells the Purchased Securities and the Second Debenture, respectively, to the Purchaser and the date the Company issues the Warrant Shares or the Debenture Shares, as applicable. If such representations and warranties shall not be true in any respect prior to any such date, the Purchaser will give prompt written notice of such fact to the Company.

E.       CONDITIONS TO CLOSING

         The Company's obligation to sell and issue Purchased Securities at the Initial Closing and the Second Debenture at the Second Closing, respectively, is at the option of the Company, subject to the fulfillment or waiver of the following conditions:

1. The representations made by the Purchaser and the Company herein shall be true and correct when made, and shall be true and correct on the Initial Closing Date and the Second Closing Date, respectively, with the same force and effect as if they had been made on and as of each such date.

2. The delivery of a legal opinion of Company's legal counsel at the Initial Closing satisfactory to the Purchaser.

3. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the applicable Closing Date shall have been performed or complied with in all material respects.

4. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required to be filed prior to closing by any state or province for the offer and sale of the Purchased Securities and the Second Debenture.

5. All necessary regulatory approvals shall have been obtained by the Company.

6. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

7. The sale of Purchased Securities and the Second Debenture by the Company shall not be prohibited by any law or governmental order or regulation and shall not require any additional consent or approval other that the ones obtained by the Company.

8. The issue and sale of Purchased Securities and the Second Debenture are exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable securities laws.

9. The delivery of a share certificate representing the Common Shares and the Warrant or at the Initial Closing.

F.       PRE-EMPTIVE RIGHTS

1. The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any equity securities of the Company, including common shares and preferred shares, any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company or any debt instrument that is convertible into equity of the Company (collectively, the "Offered Securities") to Financial Investors (as defined herein) for capital raising purposes unless in each case the Company shall have first complied with this Section F. The Company shall deliver to the Purchaser a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (an "Offer"), which shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchange, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) subject to receipt by the Company of applicable regulatory approval, offer to issue and sell to or exchange with the Purchaser 19.9% of the Offered Securities on the same terms and conditions as the Offered Securities, including without limitation the delivery of a legal opinion to anyone in connection with the Offering, if delivered. For the purposes of Section F, "Financial Investors" are all investors other than employees and directors of, and consultants and advisors (including without limitation placement agents and underwriters) to the Company in their respective capacities as such, other than any person or entity with whom the Company enters into a research and development, licensing or partnering agreement. Notwithstanding the foregoing, in the event that the Company enters into a research and development, licensing or partnering agreement with a third party and in connection therewith issues, sells or exchanges securities with a third party, the Company shall deliver the Offer to the Purchaser promptly after the sale of securities to such third party, and the Purchaser shall have the right to purchase an amount of securities equal to 19.9% of the securities of the Company issued with respect to such research and development, licensing or partnering agreement after the closing of such agreement on the same terms and conditions as such securities are sold, including, without limitation, the delivery of a legal opinion to anyone in connection with the Offering, if delivered.

2. To accept the Offer, in whole or in part, the Purchaser must deliver to the Company, on or prior to 10 business days after the date of delivery of the Offer, a written notice of acceptance indicating that the Purchaser elects to purchase its share of the Offered Securities.

3. If the Purchaser does not accept to buy a portion of the Offered Securities, the Company will have 120 days from the expiration of the period set forth in paragraph 2 above to issue, sell or exchange all or any part of the Offered Securities, but only upon terms and conditions which are not more favourable, in the aggregate, to the acquiring persons or persons or less favourable to the Company than those set forth in the Offer.

4.       The rights of the Purchaser under this Section F shall not apply to:

                  (A) the issuance of any shares as a stock dividend to holders of common shares or upon any subdivision or combination of common shares,

                  (B) the issuance of any common shares upon conversion of shares of outstanding convertible preferred shares,

                  (C) the issuance of any common shares upon the exercise of outstanding warrants,

                  (D) the issuance of securities solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of the shares or assets of any other entity,

                  (E) the issuance of common shares by the Company pursuant to a firm-commitment underwritten public offering, or

                  (F) the issuance of common shares or options with respect thereto, issued or issuable to employees, directors or officers of, or consultant to, the Company or any of its subsidiaries pursuant to any plan, agreement or arrangement approved by the Board of Directors of the Company.

Notwithstanding Section F(4)(v) above, in the event of a firm commitment underwritten public offering, the Company will use its best efforts to ensure that the Purchaser is able to purchase 19.9% of the shares offered thereunder.

5.       The provisions in this Section F shall terminate upon the earlier of:

                  (A)      18 months from the date hereof;

                  (B) the sale of the Company by merger, sale of assets or otherwise, or

                  (C) the termination of the licence agreement of even date herewith between the Purchaser and the Company.

G.       COVENANTS OF THE COMPANY

1. The Company covenants to include in its information circular for its annual meeting of shareholders an item seeking shareholders approval in connection with the issuance of 883,380 Common Shares of the Company to the Purchaser (the "Resolution") and such solicitation shall be done in compliance with laws which shall include the option for shareholders to vote by proxy; and

2. The Company agrees to insert in its information circular sent to the Company's shareholders in connection with the approval of the Resolution a recommendation of the board of directors of the Company recommending that shareholders vote in favour of the Resolution.

H.       BOARD OBSERVER

         For so long as the Purchaser holds at least 5% of the capital stock of the Company outstanding and the licence agreement entered into between the Purchaser and the Company as of the date hereto is in effect, the Purchaser shall be entitled to receive notice of, to send an Observer and to receive copies of all materials distributed to the Company's Board of Directors to all meetings, held in person or by any other means, of the Company's Board of Directors; provided however, that rights granted pursuant to this section are not assignable without the consent of the Company and the Company requires as a condition precedent to such right that each Observer proposing to attend any meeting of the Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings or otherwise; and, provided further, that the Company reserves the right not to provide information and to exclude the Observer from any meeting or portion thereof if attendance at such meeting by the Observer (absent adequate steps to preserve confidentiality) would adversely affect the attorney-client privilege between the Company and its counsel, is necessary to protect highly confidential proprietary information or for other similar reasons.

I.       INDEMNIFICATION

1. The Company shall indemnify, defend and hold harmless the Purchaser and any director, officer, employee, agent or representative of the Purchaser (each an "Indemnified Party") from and after the Closing, from and against any and all material losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, reasonable expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, reasonable expenses or disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, reasonable expenses and disbursements as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not such Indemnified Party is a party) (together, "Losses") (provided that Losses shall be calculated net of the amount of insurance proceed or Third Party contribution or indemnification payments actually paid to the Purchaser as reimbursement for such Losses), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with the breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement.

2. The Purchaser shall indemnify, defend and hold harmless the Company and any director, officer, employee, agent or representative of the Company (each an "Indemnified Party") from and after the Closing, from and against any and all material losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, reasonable expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, reasonable expenses or disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, reasonable expenses and disbursements as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not such Indemnified Party is a party) (together, "Losses") (provided that Losses shall be calculated net of the amount of insurance proceed or Third Party contribution or indemnification payments actually paid to the Company as reimbursement for such Losses), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with the breach of any representation, warranty, covenant or agreement of the Purchaser set forth in this Agreement.

3. An Indemnified Party shall give the Company or the Purchaser, as the case may be, (the "Indemnifying Party") prompt, written notice of any claim, assertion, event or proceeding concerning any liability or damage as to which they may request indemnification from the Indemnifying Party hereunder; provided, however, that any failure by an Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from its obligations hereunder except to the extent the Indemnifying Party is prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article. Upon written notice to such Indemnified Party given by the Indemnifying Party after receipt of notice of any such action or proceeding, the Indemnifying Party may participate in the defense thereof at its own expense with counsel chosen by the Indemnifying Party. The Indemnified Party shall not, without the prior written consent of the Indemnifying Party, settle or compromise any claim, or permit a default or consent to the entry of any judgement in respect thereof, which consent shall not be unreasonably withheld. If the Indemnifying Party does not participate in the defense of any such claim or proceeding pursuant to this section and the Indemnified Party proposes to settle such claim or proceeding prior to such a final judgement thereon or to forego appeal with respect thereto, then such Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement proceedings

J.       MISCELLANEOUS

1. The terms of this Agreement may be waived or amended with the written consent of the Company and the Purchaser.

2. Except for eMedsecurities Inc., for which fees the Purchaser is responsible, each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of Purchased Securities, the Second Debenture, the Debenture Shares or the Warrant Shares to the Purchaser.

3. This Agreement shall be governed in all respects by and construed in accordance with the laws of the Province of Ontario without any regard to conflicts of laws principles.

4. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchaser and the Closing.

5. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, the Purchaser shall not assign this Agreement or its rights hereunder without the prior written consent of the Company.

6. This Agreement, the Debentures, the Warrant and the Registration Rights Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

7. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail addressed to the Company or the Purchaser, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on the signature page to this Agreement or at such other address as the Company or the Purchaser shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail seven days after such notice or communication shall have been deposited in the United States mail.

8. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

10. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11. Subject to the provisions of the Registration Rights Agreement, the Company and the Purchaser shall each bear its own costs and expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel.

12. Except as otherwise specified, all references to "dollars" or "$" in this Agreement (including the Exhibits attached hereto) shall be deemed to refer to United States dollars.

                            [Signature page follows]

          SUBSCRIPTION AND DEBENTURE PURCHASE AGREEMENT SIGNATURE PAGE

The foregoing agreement is hereby executed as of the date last below written.

UNITED THERAPEUTICS CORPORATION

Per:   /s/ Paul Mahon
       -----------------------------------------
Name:  Paul Mahon
Title:    Senior Vice President and General Counsel

                 REGISTRATION INSTRUCTIONS                                    DELIVERY INSTRUCTIONS
Number of Purchased Securities:                              Name:

4,900,000 Common Shares and a warrant to purchase
3,250,000 Common Shares

Purchase Price:  US$2,450,000                                Address:
Name or Nominee:

Account reference, if applicable:                            Account Reference, if applicable:
                                                             Contact Name:
                                                             Telephone Number:
                                                             Fax Number:

Agreed to and Accepted:

ALTAREX CORP.

By:    /s/ Richard E. Bagley
    -------------------------------------------------

Title:   President and Chief Executive Officer
      -----------------------------------------------

Date:  April 17, 2002
      -----------------------------------------------

                                    EXHIBIT A

                                 FORM OF WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, OR (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE WARRANT OR COMMON SHARES ISSUABLE ON EXERCISE THEREOF IN THE PROVINCE OF ONTARIO BEFORE AUGUST 20, 2002.

                                                               Certificate No. 1

                                  ALTAREX CORP.
                            (AN ALBERTA CORPORATION)

                       Dated this 17th day of April, 2002

                               WARRANT CERTIFICATE

1. UNITED THERAPEUTICS CORPORATION (the "HOLDER") is the holder of a share purchase warrant (the "WARRANT") of AltaRex Corp. (the "CORPORATION") and is thereby entitled to purchase at any time during the period commencing on August 14, 2002 and prior to 5:00 p.m. (Toronto time) (the "EXPIRY TIME") on August 20, 2002 (the "EXERCISE PERIOD") three million two-hundred and fifty thousand (3,250,000) fully paid and non-assessable common shares (the "SHARES") in the capital of the Corporation as constituted on the date hereof, at a price per Share equal to US$0.50 (the "SUBSCRIPTION PRICE"), subject, in each case, to adjustment in the manner set forth herein, by delivering: (i) the exercise form, attached hereto as Exhibit "I" (the "EXERCISE FORM"), duly completed and executed; and (ii) a certified cheque, bank draft or wire transfer payable in lawful money of the United States to or to the order of the Corporation at par in the amount of US$1,625,000, to the Corporation at its principal offices at 610 Lincoln Street, Waltham, Massachusetts, USA 02451 or such other address as may be set forth in a written notice to the Holder from the Corporation (the "CORPORATION'S ADDRESS"). The Corporation will cause to be personally delivered to the person or persons specified in the Exercise Form the certificate or certificates for the Shares subscribed for at the respective address or addresses specified therein within three business days of its receipt of the duly completed Exercise Form and the aggregate Subscription Price in respect thereof.

2. The Holder may exercise the Warrant only during the Exercise Period. The Holder shall not be entitled to exercise the Warrant after the Expiry Time. The Holder shall not be entitled to exercise the Warrant in part only for a number of Shares which is less than the total number of Shares into which the Warrant may be exercised. No fractional Shares will be issued.

3. The holding of the Warrant under this Warrant certificate does not make the Holder a shareholder of the Corporation, nor does it entitle the Holder to any right or interest except as is expressly provided in this Warrant certificate.

4. Exhibit "I" and Exhibit "II" form part of this Warrant certificate and, without limitation, the Holder shall be entitled to the additional rights contained in Exhibit "II".

5. Warrants may not be transferred by the Holder.

6. From time to time the Corporation may, subject to the provisions of this certificate, execute and deliver by its proper officers, instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes of setting forth adjustments in the application of Section 2 of Exhibit "II" hereto.

In the case of the consolidation, amalgamation, arrangement or merger ("SUCCESSOR CORPORATION"), the successor corporation shall be bound by all the provisions hereof including the due and punctual performance of all covenants of the Corporation and forthwith following the occurrence of such event the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall expressly assume, by supplemental certificate satisfactory in form to the Holder and executed and delivered to the Holder, the due and punctual performance and observance of each and every covenant and condition of this certificate to be performed and observed by the Corporation.

7. Time shall be of the essence hereof. This Warrant certificate shall be governed by and construed in accordance with the laws in force in the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

8. All dollar amounts herein are expressed in lawful money of the United States.

9. A register shall be kept by the Corporation at the Corporation's Address, and at such other offices as may be required by law wherein shall be entered the name, address and description of the Holder and particulars of the Warrant.

10. In case this Warrant certificate shall become mutilated or be lost, destroyed or stolen, the Corporation shall issue and shall certify and deliver a new Warrant certificate of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender of and in place of and upon cancellation of the mutilated Warrant certificate or in lieu of and in substitution for the lost, destroyed or stolen Warrant certificate and the substituted Warrant certificate shall rank equally in accordance with its terms with the previous Warrant certificate issued to the Holder.

The applicant for the issue of a new Warrant certificate pursuant to this section 10 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Warrant certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation in its discretion and the applicant may also be required to furnish an indemnity in amount and form satisfactory to the Corporation in its discretion, and shall pay the reasonable charges of the Corporation in connection therewith.

11. This Warrant certificate may, upon compliance with the reasonable requirements of the Corporation, be exchanged for one or more Warrant certificates representing Warrants entitling the Holder to acquire an equal aggregate number of Shares. Warrants may be exchanged only at the Corporation's Address or at any other place that is designated by the Corporation. Any Warrants tendered for exchange shall be surrendered to the Corporation and cancelled. The Corporation shall sign all Warrant certificates necessary to carry out exchanges as aforesaid and those Warrant certificates shall be certified by or on behalf of the Corporation.

12. In the event any provision hereof shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions hereof and such remainder shall remain in full force and effect notwithstanding such severance. Any court with jurisdiction over any dispute with respect to the Warrants may amend the provisions hereof to the minimum extent required to render the impugned provision valid and enforceable.

         IN WITNESS WHEREOF, the Corporation has executed this Warrant certificate.

                                                 ALTAREX CORP.

                                                 Per:
                                                     ---------------------------
                                                            Authorized Signatory

                               REGISTRATION PANEL
     (No writing on this panel except by the Corporation or other Registrar)

                        DATE OF         NUMBER OF         IN WHOSE NAME       SIGNATURE OF CORPORATION OR OTHER
 CERTIFICATE NO.     REGISTRATION        WARRANTS           REGISTERED                    REGISTRAR

                                   EXHIBIT "I"

                                  EXERCISE FORM

TO:      ALTAREX CORP. (the "Corporation")

         The Holder hereby exercises its right to purchase 3,250,000 Shares (or such number of other securities or property to which such Warrants entitle the Holder in lieu thereof or in addition thereto under the provisions set out elsewhere in the attached Warrant certificate) pursuant to the provisions of this Warrant certificate at a price of US$0.50 per Share (or such other adjusted Subscription Price as may be prescribed elsewhere in the attached Warrant certificate) on the terms specified in this Warrant certificate and encloses and tenders herewith a certified cheque, bank draft or wire transfer payable in lawful money of the United States to or to the order of the Corporation at par for the aggregate Subscription Price of US$1,625,000.

         Capitalized terms used in this Exercise Form have the same meanings ascribed to them elsewhere in this Warrant certificate.

         The Holder hereby directs that the securities or property be registered as follows:

NAME(S) IN FULL                        ADDRESS(ES)                         NUMBER(S) OF SHARES

(Please print the full name in which certificates representing the Shares are to be issued. If space is insufficient, attach a separate sheet. If any of the securities are to be issued to a person or persons other than the Holder, the Holder must pay all requisite transfer taxes and provide proof of such payments to the Corporation.)

         The Holder hereby acknowledges that, upon the registration of the securities purchased herein and except as set out below, the Holder's rights under this Warrant certificate are hereby terminated and that, if the number of Warrants exercised is less than the total number of Warrants represented by this Warrant certificate, the Corporation shall forthwith deliver to the Holder a new Warrant certificate in respect of the Warrants not then exercised.

         Dated this ____________ day of _________________, ___________.



                                 ----------------------------------------------
                                 Signature

                                 Print name and address of Holder in full below

                                 Name
                                     -------------------------------------------

                                 Address:
                                         ---------------------------------------


                                 -----------------------------------------------


                                 -----------------------------------------------


                                 -----------------------------------------------




This Exercise Form must be completed and delivered, together with payment for the Shares purchased, to the Corporation.

                                  EXHIBIT "II"

1.       DEFINITIONS

         In this Exhibit II:

         (a) "CURRENT MARKET PRICE" per Share or Participating Share at any date shall be the weighted average price per share for such shares for any 20 consecutive trading days (such 20 consecutive trading days being selected by the Corporation) commencing not more than 25 trading days before such date on such stock exchange on which such shares are listed as may be selected for such purpose by the directors of the Corporation or if such shares are not listed on any stock exchange, then on an automated quotation system, such as NASDAQ or the over the counter market. The weighted average price shall be determined by dividing the aggregate sale price of all such shares so sold on the exchange, system or market, as the case may be, during the said 20 consecutive trading days by the total number of such shares so sold. If such shares are not listed on any stock exchange, automated quotation system or traded on an over the counter market, the Current Market Price shall be determined in good faith by the Board of Directors of the Corporation.

         (b) "DIVIDENDS PAID IN THE ORDINARY COURSE" means cash dividends declared payable on the Shares in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greater of: (i) 125% of the aggregate amount or value of dividends declared payable by the Corporation on the Shares in its immediately preceding fiscal year; and (ii) 50% of the aggregate net earnings of the Corporation, before extraordinary items, for its immediately preceding fiscal year (less the amount or value of all dividends paid or payable in respect of such fiscal year) as shown in the audited consolidated financial statements of the Corporation for such preceding fiscal year or, if there are no audited financial statements with respect to such period, computed in accordance with generally accepted accounting principles consistent with the applications made in preparation of the most recent audited consolidated financial statements of the Corporation, and for such purpose the amounts of any dividend paid in shares shall be the aggregate stated value of such shares and the amount of any dividend paid in other than cash or shares shall be the fair market value of such dividend as declared by resolution passed by the board of directors of the Corporation.

         (c) "PARTICIPATING SHARE" means a share that carries the right to participate in earnings or in capital on a liquidation or winding-up to an unlimited degree, or which ranks, in terms of priority, equally with the Shares with respect to participation in earnings or in capital on a liquidation or winding-up.

2.       ADJUSTMENT OF SUBSCRIPTION RIGHTS

         The Subscription Price in effect and the number and type of securities purchasable under the Warrant at any date shall be subject to adjustment from time to time as follows:

         (a) If and whenever at any time following April 17, 2002 and prior to the Expiry Time, the Corporation shall (i) subdivide or redivide the outstanding Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Shares into a smaller number of shares, or (iii) issue Shares or other Participating Shares to the holders of all or substantially all of the outstanding Shares by way of a stock dividend, the Subscription Price in effect on the effective date of any such event shall be adjusted immediately after such event or on the record date for such issue of Shares or other Participating Shares by way of stock dividend, as the case may be, so that it shall equal the amount determined by multiplying the Subscription Price in effect immediately prior to such event by a fraction, of which the numerator shall be the total number of Shares and other Participating Shares outstanding immediately prior to such event and of which the denominator shall be the total number of Shares and other Participating Shares outstanding immediately after such event; and the number of Shares which the Holder is entitled to purchase under the terms of this Warrant certificate shall be adjusted at the same time by multiplying the number by the inverse of the aforesaid fraction; such adjustments shall be made successively whenever any event referred to in this subsection (a) shall occur; any such issue of Shares or other Participating Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Shares or other Participating Shares immediately after such event under this subsection (a) and subsection (e) of this Section.

         (b) If and whenever at any time following April 17, 2002 and prior to the Expiry Time the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Shares, entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares or other Participating Shares (or securities convertible into or exchangeable for Shares or other Participating Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, the Subscription Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Subscription Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date plus the number arrived at by dividing the aggregate price of the total number of additional Shares or other Participating Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Shares outstanding on such record date plus the total number of additional Shares or other Participating Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); any Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; and the number of Shares which the Holder is entitled to purchase under the terms of this Warrant certificate shall be adjusted at the same time by multiplying the number by the inverse of the aforesaid fraction; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are, not exercised prior to the expiration thereof, the Subscription Price and the exchange rate shall then be re-adjusted to the Subscription Price and the exchange rate which would then be in effect based upon the number and aggregate price of Shares or other Participating Shares (or securities convertible into or exchangeable for Shares or other Participating Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

         (c) If and whenever at any time following April 17, 2002 and prior to the Expiry Time the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (i) shares of any class other than Shares or Participating Shares, other than shares distributed to holders of Shares pursuant to their exercise of options to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course on the Shares and other than the issue of Shares or other Participating Shares to the holders of all or substantially all of the outstanding Shares by way of a stock dividend, or (ii) rights, options or warrants (excluding rights exercisable for 45 days or less) or (iii) evidences of its indebtedness, or (iv) assets (excluding Dividends Paid in the Ordinary Course), including shares of other corporations, then, in each such case, the Subscription Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Subscription Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date multiplied by the Current Market Price per Share on such record date, less the fair market value (as determined by the board of directors of the Corporation, acting reasonably, which determination, absent manifest error, shall be conclusive) of such shares or rights, options or warrants or evidences or indebtedness or assets so distributed, and of which the denominator shall be the total number of Shares outstanding on such record date multiplied by such Current Market Price per Share; any Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; and the number of Shares which the Holder is entitled to purchase under the terms of this Warrant certificate shall be adjusted at the same time by multiplying the number by the inverse of the aforesaid fraction; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the

                  Subscription Price and the exchange rate shall be re-adjusted to the Subscription Price and the exchange rate which would then be in effect if such record date had not been fixed or to the Subscription Price and the exchange rate which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be, and in clause (iv) the term "Dividends Paid in the Ordinary Course" shall include the value of any securities or other property or assets distributed in lieu of cash Dividends Paid in the Ordinary Course.

         (d) If and whenever at any time following April 17, 2002 and prior to the Expiry Time there is a reclassification of the Shares at any time outstanding or a change of the Shares into other shares or a capital reorganization of the Corporation not covered in subsection (a) or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or a sale of the property and assets of the Corporation as or substantially as an entirety to any other person, a Holder holding the Warrant under this Warrant certificate which has not been exercised prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger or sale shall thereafter, upon the exercise of the Warrant, be entitled to receive and shall accept in lieu of the number of Shares, as then constituted, to which the Holder was previously entitled upon exercise of the Warrant, but for the same aggregate consideration payable therefor, the number of shares or other securities or property of the Corporation or of the corporation resulting from such reclassification, consolidation, amalgamation or merger or of the person to which such sale may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger or sale if, on the effective date thereof, the Holder had been the registered holder of the number of Shares to which the Holder was previously entitled upon due exercise of the Warrant; and in any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Warrant certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Warrant certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or securities or property to which the Holder may be entitled upon the exercise of the Warrant thereafter.

         (e) In any case in which this Warrant certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of the Warrant if exercised after such record date and before the occurrence of such event the kind and amount of shares, other securities or property to which it would be entitled upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing the Holder's right to receive the kind and amount of shares, other securities or property to which it would be entitled upon the occurrence of the event requiring such adjustment and the right to receive any distributions made or declared in favour of holders of record of Shares as constituted from time to time on and after such date as the Holder would, but for the provisions of this subsection (e), have received, or become entitled to receive, on such exercise.

         (f) The adjustments provided for in this Warrant certificate are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Warrant certificate provided that, notwithstanding any other provision of this Section, no adjustment of the Subscription Price or number of Shares, as then constituted, purchasable shall be required unless such adjustment would require an increase or decrease, of at least 1% in the Subscription Price or the number of Shares, as then constituted, purchasable then in effect; provided however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (g) In the event of any question arising with respect to the adjustments provided in this Warrant certificate, such question shall, absent manifest error, be conclusively determined by a firm of chartered accountants appointed by the Corporation and acceptable to the Holder (who may be the auditors of the Corporation) with the assistance of legal counsel, who may be legal counsel to the Corporation; such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.

         (h) As a condition precedent to the taking of any action which would require an adjustment in any of the subscription rights pursuant to the terms of the Warrant, including the number of Shares which are to be received upon the exercise thereof, the Corporation shall take any action which may, in the opinion of legal counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable all the Shares which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

         (i) In case the Corporation shall take any action affecting the Shares other than action described in this Warrant certificate, which in the opinion of the board of directors of the Corporation would materially affect the rights of Holder, the Subscription Price and/or the number of Shares which may be acquired upon exercise of the Warrant shall be adjusted in such manner and at such time, by action of the board of directors of the Corporation, in its sole reasonable discretion as it may determine to be equitable in the circumstances, provided that no such adjustment shall be made unless prior approval of any stock exchange on which the Shares are listed for trading has been obtained. Failure of the board of directors of the Corporation to make such an adjustment shall be conclusive evidence that the board of directors of the Corporation have determined that it is equitable to make no adjustment in the circumstances.

3.       NOTICE OF ADJUSTMENT

         At least 21 days prior to the effective date or record date, as the case may be, of any event referred to in clause 2, the Corporation shall notify the Holder of the particulars of such event and the estimated amount of any adjustment required as a result thereof. Promptly after the occurrence of any event which requires an adjustment in the Subscription Price or in any of the subscription rights pursuant to the terms of the Warrant pursuant to this Warrant certificate, including the number of Shares, as then constituted, which are to be received upon the exercise thereof, the Corporation shall forthwith deliver to the Holder a certificate of the Corporation specifying the particulars of such event and the required adjustment and the computation of such adjustment and give notice to the Holder of the particulars of such event and the required adjustment in the manner provided in Subsection 5(b) hereof.

4.       GENERAL COVENANTS OF THE CORPORATION

         (a) The Corporation covenants and agrees that it is duly authorized to enter into and perform its obligations under its Warrant certificate.

         (b) The Corporation will cause the Shares from time to time subscribed for and the certificates representing the Shares to be duly issued. At all times until the Expiry Time while the Warrant is outstanding, the Corporation shall reserve and there shall remain unissued out of its authorized capital a number of Shares sufficient to satisfy the exercise of the Warrant. All Shares issued upon the due exercise of the Warrant shall be fully paid and non-assessable.

         (c) The Corporation covenants and agrees that all things necessary have been done and performed to create the Warrant and to make the Warrant and this Warrant certificate legal, valid and binding upon the Corporation with the benefits and subject to the terms of this Warrant certificate. The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Warrant certificate.

         (d) Subject to the express provisions hereof, the Corporation will carry on and conduct and will cause to be carried on and conducted its business in a proper and efficient manner and will cause to be kept proper books of account in accordance with generally accepted accounting practice; and, subject to the express provisions hereof, it will do or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that nothing herein contained shall prevent the amalgamation, consolidation, merger, sale, winding up or liquidation of the Corporation or any subsidiary of the Corporation or the abandonment of any rights and franchises of the Corporation or any subsidiary of the Corporation if, in the opinion of the board of directors of the Corporation or officers of the Corporation, it would be advisable and in the best interests of the Corporation or of such subsidiary of the Corporation to do so.

         (e) The Corporation shall take all such steps and actions and do all such things as may reasonably be necessary to maintain the listing and posting for trading on The Toronto Stock Exchange of those Shares currently listed on The Toronto Stock Exchange.

         (f) The Corporation will use its reasonable best efforts to ensure that the Shares issuable upon the exercise of the Warrant will be listed and posted for trading on The Toronto Stock Exchange upon their issue or such other stock exchange or automated quotation system on which the Shares may, from time to time, be listed, posted or quoted for trading.

5.       NOTICE

         (a) Any notice to the Corporation under the provisions hereof shall be valid and effective if delivered by hand or private courier to the Corporation, to the attention of the President at the Corporation's Address and any notice so delivered shall be deemed to be validly given when delivered. The Corporation may from time to time notify the Holder of a change in address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Warrant certificate.

         (b) Unless herein otherwise expressly provided, any notice to be given hereunder to a Holder shall be deemed to be validly given if delivered by hand or private courier, addressed to the Holder at its post office address appearing on the records of the Corporation and shall be deemed to have been given when delivered. In determining under any provision hereof the date when notice of any meeting or other event must be given, the date of giving notice shall be excluded and the date of the meeting or other event shall be included. Accidental error or omission in giving notice to the Holder shall not invalidate any action or proceeding founded thereon.

                                   EXHIBIT B-1

                             FORM OF FIRST DEBENTURE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATIONS UNDER THE SECURITIES ACT OR (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES OR THE COMMON SHARES ISSUABLE UPON CONVERSION THEREOF IN THE PROVINCE OF ONTARIO BEFORE AUGUST 18, 2002.


                           FIRST CONVERTIBLE DEBENTURE

         THIS FIRST CONVERTIBLE DEBENTURE ("Agreement") is made and entered into as of April 17, 2002 by and between UNITED THERAPEUTICS CORPORATION, a Delaware corporation ("Lender"), and ALTAREX CORP., an Alberta corporation ("Borrower").

                                    RECITALS

         A. Borrower has requested Lender to make a loan to Borrower in an amount equal to US$50,000 and, subject to the terms and conditions of this Agreement, Lender is willing to make such loan to Borrower.

         NOW, THEREFORE, the parties hereby mutually agree as follows:

         1.       THE LOAN.

                  1.1 Amount. Subject to the terms and conditions of this Agreement, Lender agrees to make a loan (the "Loan") to Borrower in an amount equal to Fifty Thousand United States Dollars (US$50,000).

                  1.2 Advance. The advance of the Loan shall be in the amount of US$50,000 and shall be made within one (1) Business Day (as defined below) after the date on which this Agreement is executed by both parties.

                  1.3 Method Of Disbursement. The Loan shall be made by wire transfer of funds to such account of Borrower as may be specified by Borrower to Lender in writing.

                  1.4 Maturity. Subject to Section 5, the outstanding principal amount of the Loan, and all accrued and unpaid interest thereon, shall be due and payable on April 17, 2005 (the "Maturity Date").

                  1.5 Interest. Borrower shall pay interest on the outstanding principal amount of the Loan at a rate of six percent (6%) simple interest per annum (the "Applicable Rate").

                  1.6 Interest Computation and Payment. All computations of interest hereunder shall be made by Lender based on a 360-day year and the actual number of days elapsed and shall be payable to the Lender in U.S. Dollars on the first day of April, July, October and January with the first payment date being July 1, 2002.

                  1.7 Voluntary Prepayment. Borrower may at its option voluntarily prepay the Loan in whole or in part, without premium or penalty, upon not less than five (5) days prior written notice of any such prepayment. Any such notice shall be irrevocable. Borrower shall, concurrently with such prepayment, pay all accrued but unpaid interest to the date of such prepayment on the amount prepaid.

                  1.8 Method of Payment. Borrower shall pay all amounts payable to Lender under this Agreement in U.S. Dollars, in immediately available funds, not later than 1:00 p.m. eastern standard time on the day on which such payment is to be made, to such account as Lender may by notice specify to Borrower, or by such other means as may be acceptable to Lender. All payments made to Lender under this Agreement shall be applied in such order as Lender may determine.

                  1.9 Business Day. "Business Day" means a day other than a Saturday, Sunday or legal holiday on which banks are authorized to close in New York, New York. If the date on which a payment hereunder is due is a day other than a Business Day, then such payment shall be made on the immediately preceding Business Day.

         2.       CONVERSION.

                  2.1 The Loan will be automatically converted into 100,000 common shares of the Borrower (the "Common Shares"), being a conversion price of $0.50 per Common Share (the "Conversion Price") on August 21, 2002. A share certificate representing the 100,000 Common Shares will be delivered by the Borrower to the Lender within five Business Days after the issuance of the 100,000 Common Shares.

                  2.2 Exhibit "I" forms part of this Agreement and the Purchaser shall be entitled to the additional rights set forth therein.

         3.       SECURITY DOCUMENTS.

                  Concurrently with the execution of this Agreement, Borrower shall execute and deliver to Lender a security agreement in form and substance satisfactory to Lender (the "Security Agreement").

         4.       REPRESENTATIONS AND WARRANTIES.

                  4.1 The representations and warranties given by the Borrower to the Lender under the Subscription and Debenture Purchase Agreement and the License Agreement of even date (the "Borrower Representations and Warranties") are hereby incorporated by reference and the Borrower hereby represents to the Lender such Borrower Representations and Warranties and acknowledges that the Lender is relying on such Representations and Warranties in connection with its advances hereunder.

                  4.2 The representations and warranties given by the Lender to the Borrower under the Subscription and Debenture Purchase Agreement of even date (the "Lender Representations and Warranties") are hereby incorporated by reference and the Lender hereby represents to the Borrower that such Lender Representations and Warranties are true and that such Representation and Warranties shall remain true at the time of the issuance of the 100,000 Common Shares and acknowledges that the Borrower will rely on such Lender Representations and Warranties in connection with the issuance of such 100,000 Common Shares.

         5.       COVENANTS OF BORROWER.

                  5.1 Use of Loan Proceeds. Borrower shall use the proceeds of the Loan for research and development expenses, general and administrative expenses and working capital and other requirements of the Borrower.

                  5.2 Ordinary Course of Business. Borrower shall continue to operate its business in the ordinary course of business.

                  5.3 Affirmative Covenants

                  So long as any amount owing under this Agreement remains unpaid and unless written consent is given by the Lender, the Borrower shall:

(a) Deliver to the Lender (i) as soon as practicable and in any event within 60 days after the end of each of the first three financial quarters in each financial year a consolidated balance sheet of the Borrower as of the end of the financial quarter, setting forth in comparative form the figures for the corresponding financial quarter and corresponding portion of the previous financial year, (ii) as soon as practicable and in any event within 120 days after the end of each financial year, a copy of the financial statements of the Borrower for the financial year prepared on consolidated basis reported on by the Borrower's independent auditors, and (iii) together with each delivery of financial statements, a compliance certificate in the form attached as Schedule A hereto;

(b) Pay or cause to be paid when due, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income, sales, capital or profit or any other property belonging to it, and (ii) all claims which, if unpaid, might by law become a lien upon the assets, except any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and in respect of which the Borrower have established adequate reserves in accordance with Canadian Generally Accepted Accounting Principles or which are Permitted Liens;

"Permitted Liens" means with respect to any person the following:

         (a) liens for taxes, assessments or governmental charges or levies not at the time due or delinquent;

         (b) undetermined or inchoate liens and charges incidental to current operations which have not been filed pursuant to law against the Borrower or which relate to obligations not due or delinquent; and

         (c) title defects or irregularities of a minor nature and which neither individually nor in the aggregate will materially impair the use of the property for the purposes for which it is held in the business or the value of such property.

(c) Deliver to the Lender (i) promptly upon their issuance, copies of all publicly available notices, reports, press releases, circulars, offering documents and other publicly available documents filed with, or delivered to, any stock exchange or the Ontario Securities Commission or a similar governmental entity in any other jurisdiction, and (ii) such other financial information respecting the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request which information is generally prepared by the Borrower from time to time in the ordinary course of business;

(d) Comply with the requirements of all applicable laws, judgments, orders, decisions and awards, non-compliance with which would reasonably be expected to have a Material Adverse Effect;

"Material Adverse Effect" means a material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of the Borrower and the subsidiaries of the Borrower (the "subsidiaries") taken as a whole.

(e) At its cost and expense, upon request of the Lender, execute and deliver or cause to be executed and delivered to the Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectually the provisions and purposes of this Agreement.

                  5.4      Negative Covenants

                  So long as any amount owing under this Agreement remains unpaid and, unless written consent is given by the Lender, the Borrower shall not:

(a) Create, incur, assume, suffer to exist, or permit any of its subsidiaries to create, incur, assume, or suffer to exist, any lien on any of their respective properties or assets, other than a Permitted Lien;

(b) Consumate, or permit any of its subsidiaries (the "Subsidiaries") to consumate any reorganization, consolidation, amalgamation, arrangement, winding-up, merger or other similar transaction with any third party, without providing to the Lender notice of such transaction, as soon as commercially reasonable;

(c) Sell, exchange, lease, release or abandon or otherwise dispose of, or permit any Subsidiary to sell, exchange, lease, release or abandon or otherwise dispose of, any of the assets or properties of the Borrower as described in the Security Agreement to any person without providing to the Lender notice of such sale or disposition as soon as commercially reasonable other than (i) bona fide sales, exchanges, leases, abandonments or other dispositions in the ordinary course of business for the purpose of carrying on the Business or its business, as the case may be, and at fair market value, (ii) property or assets (other than shares) which have no material economic value in the business or business or are obsolete, and (iii) dispositions pursuant to a transaction permitted in 1(c). Each of the Borrower and Lender acknowledge and agree that for the purposes of this clause (b) the bona fide licensing by the Borrower of its technology shall be deemed to be in the ordinary course of its business;

(d) Transactions with Related Parties. Except as otherwise permitted directly or indirectly, consummate or allow any Subsidiary to consummate any agreement with, make any financial accommodation for, or otherwise enter into any transaction with, a non-arm's length third party except in the ordinary course of, and pursuant to the reasonable requirements of, business or at prices and on terms not less favourable to the Borrower or the Subsidiary, as the case may be, than could be obtained in a comparable arm's length transaction with another person;

(e) Distributions. Declare, make or pay or permit any of its Subsidiaries to declare, make or pay any distributions,

For purposes of this Section 5.4, "Distribution" means with respect to any person the amount of (i) any dividend or other distribution on issued shares of the person or any of its subsidiaries, (ii) the purchase, redemption or retirement amount of any issued shares, warrants or any other options or rights to acquire shares of the person or any of its subsidiaries redeemed or purchased by the person or any its subsidiaries, or (iii) any payments whether as consulting fees, management fees or otherwise to any related party of the person or any of its subsidiaries. Notwithstanding the foregoing, the Borrower may make Distributions between and among the Borrower and any wholly-owned subsidiaries or affiliates;

                  5.5 Security Covenants. So long as any amount owing under this Agreement remains unpaid, and unless written consent is given by the Lender, the Borrower shall:

(a) Promptly cure or cause to be cured any defects in the execution and delivery of this Agreement or any defects in the validity or enforceability of any of the Security and at its expense, execute and deliver or cause to be executed and delivered, all such agreements, instruments and other documents (including the filing of any financing statements or financing change statements) as the Lender reasonably may consider necessary or desirable to protect or otherwise perfect the security interest granted under the Security Agreement.

         6.       EVENTS OF DEFAULT AND REMEDIES.

                  6.1 Events of Default. The occurrence of any of the following conditions or events shall each constitute an event of default ("Event of Default"):

                  (a) failure to repay the Loan or any interest thereon when due (whether at maturity, by acceleration, or otherwise), and such failure is not cured within five (5) Business Days after Lender gives to Borrower written notice of such failure;

                  (b) failure of Borrower to perform or comply with any term, provision or covenant contained in this Agreement or the Security Agreement or any other agreement or instrument granting security to or related to security granted to the Lender (other than with respect to repayment of the Loan or any interest thereon), and such failure is not cured within thirty (30) days after Lender gives to Borrower written notice of such failure;

                  (c) the commencement by or against Borrower of a proceeding under any bankruptcy or similar law of any jurisdiction relating to insolvency or the relief of debtors, as now or hereafter in effect and the failure by the Borrower to obtain a dismissal or stay of such proceeding within sixty (60) days from the date of commencement of such proceeding; the making by Borrower of a general assignment for the benefit of any of its creditors; the appointment of a receiver, trustee, custodian or similar officer for Borrower and the failure by Borrower to secure the discharge of such receiver, trustee, custodian or similar officer within sixty (60) days from the date of appointment; or the admission in writing by Borrower of any inability to pay its debts generally as they become due; or

                  (d) any material breach of a representation, warranty or certification made by the Borrower in this Agreement, or any document contemplated by this Agreement, which would reasonably be expected to have a Material Adverse Effect.

                  6.2 Remedies. Upon the occurrence of an Event of Default, Lender may, in addition to exercising any other rights or remedies available to Lender at law, in equity, under this Agreement, the Security Agreement, or otherwise, declare all principal, interest and other amounts payable under this Agreement to be immediately due and payable, and, upon reasonable prior notice to Borrower, offset any amounts owed by Lender to Borrower against the outstanding amount of the Loan.

                  6.3 Remedies Cumulative. All of Lender's rights, remedies, powers and privileges are separate and cumulative, and no one of them, whether exercised or not, shall be or be deemed to be to the exclusion of or to limit or prejudice any other rights, remedies, powers or privileges Lender may have.

         7.       MISCELLANEOUS.

                  7.1 Waiver. No failure by Lender to exercise or delay by Lender in exercising any right, remedy, power or privilege shall operate as a waiver thereof nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any further exercise thereof or of any other right, remedy, power or privilege.

                  7.2 Governing Law. This Agreement is governed by and shall be construed in accordance with the laws (other than that body of law relating to conflicts of law) of the Province of Ontario.

                  7.3 Notices. Any notice, request, demand, statement, authorization, approval or consent required or permitted under this Agreement shall be in writing and shall be made by any of the following means, and shall be deemed effective upon actual receipt: (a) deposit in the mail, postage prepaid, registered or certified, return receipt requested, such mailing to be effective upon actual receipt, (b) personal delivery, (c) delivery by a courier of recognized reputation (such as FedEx) or (d) transmission by telecopier (with confirmation by mail) as follows, or to such other address and/or such additional parties as the parties hereto may specify by notice given in accordance with this Section 7.3:

                  Borrower:            AltaRex Corp.
                                       610 Lincoln Street
                                       Waltham, Massachusetts 02451 USA

                                       Attention:    Edward Fitzgerald
                                       Telephone:    (781) 693-1504
                                       Telecopier:   (781) 466-8740

                  Lender: United Therapeutics Corporation 1735 Connecticut Avenue, N.W.
                                       Washington, D.C. 20009

                                       Attention: Paul A. Mahon, General Counsel
                                       Telephone: (202) 483-7000
                                       Telecopier:(202) 483-4006

                  7.4 No Third Party Beneficiary. This Agreement creates rights and duties only among the parties hereto, and no third party shall have any rights hereunder or in or to the Loan.

                  7.5 Assignment. Borrower shall not assign this Agreement or any of its rights hereunder without the prior written consent of Lender.

                  7.6 Entire Agreement. This Agreement and the Security Agreement dated as of the date hereof between the Borrower and the Lender constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction. This Agreement may only be amended by a written instrument signed by the parties hereto.

                  7.7 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute a single instrument.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                               UNITED THERAPEUTICS CORPORATION

                               By:      ____________________________________

                               Its:     ____________________________________



                               ALTAREX CORP.

                               By:      ____________________________________

                               Its:     ____________________________________

                                    Exhibit I

1.       DEFINITIONS

         In this Exhibit I:

         (a) "CURRENT MARKET PRICE" per Share or Participating Share at any date shall be the weighted average price per share for such shares for any 20 consecutive trading days (such 20 consecutive trading days being selected by the Corporation) commencing not more than 25 trading days before such date on such stock exchange on which such shares are listed as may be selected for such purpose by the directors of the Corporation or if such shares are not listed on any stock exchange, then on an automated quotation system, such as NASDAQ or the over the counter market. The weighted average price shall be determined by dividing the aggregate sale price of all such shares so sold on the exchange, system or market, as the case may be, during the said 20 consecutive trading days by the total number of such shares so sold. If such shares are not listed on any stock exchange, automated quotation system or traded on an over the counter market, the Current Market Price shall be determined in good faith by the Board of Directors of the Corporation.

         (b) "DIVIDENDS PAID IN THE ORDINARY COURSE" means cash dividends declared payable on the Shares in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greater of: (i) 125% of the aggregate amount or value of dividends declared payable by the Corporation on the Shares in its immediately preceding fiscal year; and (ii) 50% of the aggregate net earnings of the Corporation, before extraordinary items, for its immediately preceding fiscal year (less the amount or value of all dividends paid or payable in respect of such fiscal year) as shown in the audited consolidated financial statements of the Corporation for such preceding fiscal year or, if there are no audited financial statements with respect to such period, computed in accordance with generally accepted accounting principles consistent with the applications made in preparation of the most recent audited consolidated financial statements of the Corporation, and for such purpose the amounts of any dividend paid in shares shall be the aggregate stated value of such shares and the amount of any dividend paid in other than cash or shares shall be the fair market value of such dividend as declared by resolution passed by the board of directors of the Corporation.

         (c) "PARTICIPATING SHARE" means a share that carries the right to participate in earnings or in capital on a liquidation or winding-up to an unlimited degree, or which ranks, in terms of priority, equally with the Shares with respect to participation in earnings or in capital on a liquidation or winding-up.

2.       ADJUSTMENT OF SUBSCRIPTION RIGHTS

         The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

         (a) If and whenever at any time following April 17, 2002 and prior to 5:00 p.m. (Toronto time) on the Maturity Date (the "Expiry Time"), the Corporation shall (i) subdivide or redivide the outstanding Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Shares into a smaller number of shares, or (iii) issue Shares or other Participating Shares to the holders of all or substantially all of the outstanding Shares by way of a stock dividend, the Conversion Price in effect on the effective date of any such event shall be adjusted immediately after such event or on the record date for such issue of Shares or other Participating Shares by way of stock dividend, as the case may be, so that it shall equal the amount determined by multiplying the Conversion Price in effect immediately prior to such event by a fraction, of which the numerator shall be the total number of Shares and other Participating Shares outstanding immediately prior to such event; such adjustment shall be made successively whenever any event referred to in this subsection
                  (a) shall occur; any such issue of Shares or other Participating Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Shares or other Participating Shares immediately after such event under this subsection (a) and subsection (e) of this Section.

         (b) If and whenever at any time following April 17, 2002 and prior to the Expiry Time the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Shares, entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares or other Participating Shares (or securities convertible into or exchangeable for Shares or other Participating Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date plus the number arrived at by dividing the aggregate price of the total number of additional Shares or other Participating Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Shares outstanding on such record date plus the total number of additional Shares or other Participating Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); any Shares owned by or held for the account of the Corporation or any subsidiary of the

                  Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are, not exercised prior to the expiration thereof, the Conversion Price shall then be re-adjusted to the Conversion Price which would then be in effect based upon the number and aggregate price of Shares or other Participating Shares (or securities convertible into or exchangeable for Shares or other Participating Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

         (c) If and whenever at any time following April 17, 2002 and prior to the Expiry Time the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (i) shares of any class other than Shares or Participating Shares, other than shares distributed to holders of Shares pursuant to their exercise of options to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course on the Shares and other than the issue of Shares or other Participating Shares to the holders of all or substantially all of the outstanding Shares by way of a stock dividend, or (ii) rights, options or warrants (excluding rights exercisable for 45 days or less) or (iii) evidences of its indebtedness, or (iv) assets (excluding Dividends Paid in the Ordinary Course), including shares of other corporations, then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date multiplied by the Current Market Price per Share on such record date, less the fair market value (as determined by the board of directors of the Corporation, acting reasonably, which determination, absent manifest error, shall be conclusive) of such shares or rights, options or warrants or evidences or indebtedness or assets so distributed, and of which the denominator shall be the total number of Shares outstanding on such record date multiplied by such Current Market Price per Share; any Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be, and in clause (iv) the term "Dividends Paid in the Ordinary Course" shall include the value of any securities or other property or assets distributed in lieu of cash Dividends Paid in the Ordinary Course.

         (d) If and whenever at any time following April 17, 2002 and prior to the Expiry Time there is a reclassification of the Shares at any time outstanding or a change of the Shares into other shares or a capital reorganization of the Corporation not covered in subsection (a) or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or a sale of the property and assets of the Corporation as or substantially as an entirety to any other person, the Purchaser, to the extent that the Loan has not been converted, prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger or sale shall thereafter, upon conversion of the Loan, be entitled to receive and shall accept in lieu of the number of Shares, as then constituted, to which the Purchaser was previously entitled upon conversion of the Loan, the number of shares or other securities or property of the Corporation or of the corporation resulting from such reclassification, consolidation, amalgamation or merger or of the person to which such sale may be made, as the case may be, that the Purchaser would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger or sale if, on the effective date thereof, the Purchaser had been the registered holder of the number of Shares to which the Purchaser was previously entitled upon due conversion of the Loan; and in any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Agreement with respect to the rights and interests thereafter of the Purchaser to the end that the provisions set forth in this Agreement shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or securities or property to which the Purchaser may be entitled upon the conversion of the Loan thereafter.

         (e) In any case in which this Agreement shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Purchaser if converted after such record date and before the occurrence of such event the kind and amount of shares, other securities or property to which it would be entitled upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to the Purchaser an appropriate instrument evidencing the Purchaser's right to receive the kind and amount of shares, other securities or property to which it would be entitled upon the occurrence of the event requiring such adjustment and the right to receive any distributions made or declared in favour of holders of record of Shares as constituted from time to time on and after such date as the Purchaser would, but for the provisions of this subsection (e), have received, or become entitled to receive, on such exercise.

         (f) The adjustments provided for in this Agreement are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Agreement provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price, as then constituted, purchasable shall be required unless such adjustment would require an increase or decrease, of at least 1% in the Conversion Price, then in effect; provided however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (g) In the event of any question arising with respect to the adjustments provided in this Agreement, such question shall, absent manifest error, be conclusively determined by a firm of chartered accountants appointed by the Corporation and acceptable to the Purchaser (who may be the auditors of the Corporation) with the assistance of legal counsel, who may be legal counsel to the Corporation; such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Purchaser.

         (h) As a condition precedent to the taking of any action which would require an adjustment in any of the Conversion Price pursuant to the terms of this Agreement, the Corporation shall take any action which may, in the opinion of legal counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable all the Shares which the Purchaser is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

         (i) In case the Corporation shall take any action affecting the Shares other than action described in this Agreement, which in the opinion of the board of directors of the Corporation would materially affect the rights of Purchaser, the Conversion Price shall be adjusted in such manner and at such time, by action of the board of directors of the Corporation, in its sole reasonable discretion as it may determine to be equitable in the circumstances, provided that no such adjustment shall be made unless prior approval of any stock exchange on which the Shares are listed for trading has been obtained. Failure of the board of directors of the Corporation to make such an adjustment shall be conclusive evidence that the board of directors of the Corporation have determined that it is equitable to make no adjustment in the circumstances.

3.       NOTICE OF ADJUSTMENT

         At least 21 days prior to the effective date or record date, as the case may be, of any event referred to in clause 2, the Corporation shall notify the Purchaser of the particulars of such event and the estimated amount of any adjustment required as a result thereof. Promptly after the occurrence of any event which requires an adjustment in the Conversion Price pursuant to this Agreement, the Corporation shall forthwith deliver to the Purchaser a certificate of the Corporation specifying the particulars of such event and the required adjustment and the computation of such adjustment and give notice to the Purchaser of the particulars of such event and the required adjustment in the manner provided in Section 7.3 hereof.

4.       GENERAL COVENANTS OF THE CORPORATION

         (a) The Corporation covenants and agrees that it is duly authorized to enter into and perform its obligations under its Agreement.

         (b) The Corporation will cause the Shares issuable upon conversion of the Loan and the certificates representing the Shares to be duly issued. At all times until the Expiry Time, the Corporation shall reserve and there shall remain unissued out of its authorized capital a number of Shares sufficient to satisfy the conversion of the Loan. All Shares issued upon the due conversion of the Loan shall be fully paid and non-assessable.

         (c) The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of Section 2 of this Agreement.

         (d) Subject to the express provisions hereof, the Corporation will carry on and conduct and will cause to be carried on and conducted its business in a proper and efficient manner and will cause to be kept proper books of account in accordance with generally accepted accounting practice; and, subject to the express provisions hereof, it will do or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that nothing herein contained shall prevent the amalgamation, consolidation, merger, sale, winding up or liquidation of the Corporation or any subsidiary of the Corporation or the abandonment of any rights and franchises of the Corporation or any subsidiary of the Corporation if, in the opinion of the board of directors of the Corporation or officers of the Corporation, it would be advisable and in the best interests of the Corporation or of such subsidiary of the Corporation to do so.

         (e) The Corporation shall take all such steps and actions and do all such things as may reasonably be necessary to maintain the listing and posting for trading on The Toronto Stock Exchange of those Shares currently listed on The Toronto Stock Exchange.

         (f) The Corporation will use its reasonable best efforts to ensure that the Shares issuable upon conversion of the Loan will be listed and posted for trading on The Toronto Stock Exchange upon their issue or such other stock exchange or automated quotation system on which the Shares may, from time to time, be listed, posted or quoted for trading.

                                   EXHIBIT B-2

                            FORM OF SECOND DEBENTURE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATIONS UNDER THE SECURITIES ACT OR (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES OR THE COMMON SHARES ISSUABLE UPON CONVERSION THEREOF IN THE PROVINCE OF ONTARIO BEFORE [INSERT DATE THAT IS FOUR MONTHS AND ONE DAY THE DATE OF THE AGREEMENT.]

                          SECOND CONVERTIBLE DEBENTURE

         THIS SECOND CONVERTIBLE DEBENTURE ("Agreement") is made and entered
into as of August   , 2002 by and between UNITED THERAPEUTICS CORPORATION, a
Delaware corporation ("Lender"), and ALTAREX CORP., an Alberta corporation ("Borrower").

                                    RECITALS

         A. Borrower has requested Lender to make a loan to Borrower in an amount equal to US$875,000 and, subject to the terms and conditions of this Agreement, Lender is willing to make such loan to Borrower.

         NOW, THEREFORE, the parties hereby mutually agree as follows:

         1.       THE LOAN.

                  1.1 Amount. Subject to the terms and conditions of this Agreement, Lender agrees to make a loan (the "Loan") to Borrower in an amount equal to Eight Hundred and Seventy-Five Thousand United States Dollars (US$875,000).

                  1.2 Advance. The advance of the Loan shall be in the amount of US$875,000 and shall be made within one (1) Business Day (as defined below) after the date on which this Agreement is executed by both parties.

                  1.3 Method Of Disbursement. The Loan shall be made by wire transfer of funds to such account of Borrower as may be specified by Borrower to Lender in writing.

                  1.4 Maturity. Subject to Section 5, the outstanding principal amount of the Loan, and all accrued and unpaid interest thereon, shall be due and payable on [insert date that is 3 years from date of issue of convertible debenture] (the "Maturity Date").

                  1.5 Interest. Borrower shall pay interest on the outstanding principal amount of the Loan at a rate of six percent (6%) simple interest per annum (the "Applicable Rate").

                  1.6 Interest Computation and Payment. All computations of interest hereunder shall be made by Lender based on a 360-day year and the actual number of days elapsed and shall be payable to the Lender in U.S. Dollars on the first day of April, July, October and January with the first payment date being October 1, 2002.

                  1.7 Voluntary Prepayment. Borrower may at its option voluntarily prepay the Loan in whole or in part, without premium or penalty, upon not less than five (5) days prior written notice of any such prepayment. Any such notice shall be irrevocable. Borrower shall, concurrently with such prepayment, pay all accrued but unpaid interest to the date of such prepayment on the amount prepaid.

                  1.8 Method of Payment. Borrower shall pay all amounts payable to Lender under this Agreement in U.S. Dollars, in immediately available funds, not later than 1:00 p.m. eastern standard time on the day on which such payment is to be made, to such account as Lender may by notice specify to Borrower, or by such other means as may be acceptable to Lender. All payments made to Lender under this Agreement shall be applied in such order as Lender may determine.

                  1.9 Business Day. "Business Day" means a day other than a Saturday, Sunday or legal holiday on which banks are authorized to close in New York, New York. If the date on which a payment hereunder is due is a day other than a Business Day, then such payment shall be made on the immediately preceding Business Day.

         2.       CONVERSION.

                  2.1 Upon the approval by the shareholders of the Borrower of the issuance of 883,380 common shares of the Borrower (the "Common Shares") to the Lender, $441,690 of the principal amount of the Loan will be automatically converted into 883,380 Common Shares, being a conversion price of $0.50 per Common Share (the "Conversion Price") on the later of (i) the date that is three Business Days after such shareholder approval, and (ii) August 20, 2002. For greater certainty, if such shareholder approval has been obtained prior to August 20, 2002, such automatic conversion shall occur on August 20, 2002. The $441,690 will be cancelled from the amount outstanding under this Agreement at that time. A share certificate representing the 883,380 Common Shares will be delivered by the Borrower to the Lender within five Business Days after the issuance of the 883,380 Common Shares.

                  2.2 If at any time, while an amount (whether principal or interest) remains outstanding under this Agreement, the Lender exercises its pre-emptive rights to purchase securities of the Borrower (the "Lender's Pre-emptive Rights") under Section F of the Subscription and Debenture Purchase Agreement dated as of the date hereof between the Borrower and the Lender, the Lender shall pay the purchase price for the Borrower's securities in connection with the exercise of the Lenders Preemptive Rights first by cancelling the applicable amount outstanding under this Agreement, and then by paying such additional amount as may be determined.

                  2.3 Exhibit "I" forms part of this Agreement and the Purchaser shall be entitled to the additional rights set forth therein.

         3.       SECURITY DOCUMENTS.

                  Concurrently with the execution of this Agreement, Borrower shall execute and deliver to Lender a security agreement in form and substance satisfactory to Lender (the "Security Agreement").

         4.       REPRESENTATIONS AND WARRANTIES.

                  4.1 The representations and warranties given by the Borrower to the Lender under the Subscription and Debenture Purchase Agreement and the License Agreement of even date (the "Borrower Representations and Warranties") are hereby incorporated by reference and the Borrower hereby represents to the Lender such Borrower Representations and Warranties and acknowledges that the Lender is relying on such Representations and Warranties in connection with its advances hereunder.

                  4.2 The representations and warranties given by the Lender to the Borrower under the Subscription and Debenture Purchase Agreement of even date (the "Lender Representations and Warranties") are hereby incorporated by reference and the Lender hereby represents to the Borrower that such Lender Representations and Warranties are true and that such Representation and Warranties shall remain true at the time of the issuance of the 883,380 Common Shares and acknowledges that the Borrower will rely on such Lender Representations and Warranties in connection with the issuance of such 883,380 Common Shares.

         5.       COVENANTS OF BORROWER.

                  5.1 Use of Loan Proceeds. Borrower shall use the proceeds of the Loan for research and development expenses, general and administrative expenses and working capital and other requirements of the Borrower.

                  5.2 Ordinary Course of Business. Borrower shall continue to operate its business in the ordinary course of business.

                  5.3 Affirmative Covenants

                  So long as any amount owing under this Agreement remains unpaid and unless written consent is given by the Lender, the Borrower shall:

(a) Deliver to the Lender (i) as soon as practicable and in any event within 60 days after the end of each of the first three financial quarters in each financial year a consolidated balance sheet of the Borrower as of the end of the financial quarter, setting forth in comparative form the figures for the corresponding financial quarter and corresponding portion of the previous financial year,

(ii) as soon as practicable and in any event within 120 days after the end of each financial year, a copy of the financial statements of the Borrower for the financial year prepared on consolidated basis reported on by the Borrower's independent auditors, and (iii) together with each delivery of financial statements, a compliance certificate in the form attached as Schedule A hereto.;

(b) Pay or cause to be paid when due, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income, sales, capital or profit or any other property belonging to it, and (ii) all claims which, if unpaid, might by law become a lien upon the assets, except any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and in respect of which the Borrower have established adequate reserves in accordance with Canadian Generally Accepted Accounting Principles or which are Permitted Liens;

"Permitted Liens" means with respect to any person the following:

         (a) liens for taxes, assessments or governmental charges or levies not at the time due or delinquent;

         (b) undetermined or inchoate liens and charges incidental to current operations which have not been filed pursuant to law against the Borrower or which relate to obligations not due or delinquent; and

         (c) title defects or irregularities of a minor nature and which neither individually nor in the aggregate will materially impair the use of the property for the purposes for which it is held in the business or the value of such property.

(c) Deliver to the Lender (i) promptly upon their issuance, copies of all publicly available notices, reports, press releases, circulars, offering documents and other publicly available documents filed with, or delivered to, any stock exchange or the Ontario Securities Commission or a similar governmental entity in any other jurisdiction, and (ii) such other financial information respecting the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request which information is generally prepared by the Borrower from time to time in the ordinary course of business;

(d) Comply with the requirements of all applicable laws, judgments, orders, decisions and awards, non-compliance with which would reasonably be expected to have a Material Adverse Effect;

"Material Adverse Effect" means a material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of the Borrower and the subsidiaries of the Borrower (the "subsidiaries") taken as a whole.

(e) At its cost and expense, upon request of the Lender, execute and deliver or cause to be executed and delivered to the Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectually the provisions and purposes of this Agreement.

                  5.4 Negative Covenants

                  So long as any amount owing under this Agreement remains unpaid and, unless written consent is given by the Lender, the Borrower shall not:

(a) Create, incur, assume, suffer to exist, or permit any of its subsidiaries to create, incur, assume, or suffer to exist, any lien on any of their respective properties or assets, other than a Permitted Lien;

(b) Consumate, or permit any of its subsidiaries (the "Subsidiaries") to consumate any reorganization, consolidation, amalgamation, arrangement, winding-up, merger or other similar transaction with any third party, without providing to the Lender notice of such transaction, as soon as commercially reasonable;

(c) Sell, exchange, lease, release or abandon or otherwise dispose of, or permit any Subsidiary to sell, exchange, lease, release or abandon or otherwise dispose of, any of the assets or properties of the Borrower as described in the Security Agreement to any person without providing to the Lender notice of such sale or disposition as soon as commercially reasonable other than (i) bona fide sales, exchanges, leases, abandonments or other dispositions in the ordinary course of business for the purpose of carrying on the Business or its business, as the case may be, and at fair market value, (ii) property or assets (other than shares) which have no material economic value in the business or business or are obsolete, and (iii) dispositions pursuant to a transaction permitted in 1(c). Each of the Borrower and Lender acknowledge and agree that for the purposes of this clause (b) the bona fide licensing by the Borrower of its technology shall be deemed to be in the ordinary course of its business;

(d) Transactions with Related Parties. Except as otherwise permitted directly or indirectly, consummate or allow any Subsidiary to consummate any agreement with, make any financial accommodation for, or otherwise enter into any transaction with, a non-arm's length third party except in the ordinary course of, and pursuant to the reasonable requirements of, business or at prices and on terms not less favourable to the Borrower or the Subsidiary, as the case may be, than could be obtained in a comparable arm's length transaction with another person;

(e) Distributions. Declare, make or pay or permit any of its Subsidiaries to declare, make or pay any distributions,

For purposes of this Section 5.4, "Distribution" means with respect to any person the amount of (i) any dividend or other distribution on issued shares of the person or any of its subsidiaries, (ii) the purchase, redemption or retirement amount of any issued shares, warrants or any other options or rights to acquire shares of the person or any of its subsidiaries redeemed or purchased by the person or any its subsidiaries, or (iii) any payments whether as consulting fees, management fees or otherwise to any related party of the person or any of its subsidiaries. Notwithstanding the foregoing, the Borrower may make Distributions between and among the Borrower and any wholly-owned subsidiaries or affiliates;

                  5.5 Security Covenants. So long as any amount owing under this Agreement remains unpaid, and unless written consent is given by the Lender, the Borrower shall:

(a) Promptly cure or cause to be cured any defects in the execution and delivery of this Agreement or any defects in the validity or enforceability of any of the Security and at its expense, execute and deliver or cause to be executed and delivered, all such agreements, instruments and other documents (including the filing of any financing statements or financing change statements) as the Lender reasonably may consider necessary or desirable to protect or otherwise perfect the security interest granted under the Security Agreement.


         6.       EVENTS OF DEFAULT AND REMEDIES.

                  6.1 Events of Default. The occurrence of any of the following conditions or events shall each constitute an event of default ("Event of Default"):

                  (a) failure to repay the Loan or any interest thereon when due (whether at maturity, by acceleration, or otherwise), and such failure is not cured within five (5) Business Days after Lender gives to Borrower written notice of such failure;

                  (b) failure of Borrower to perform or comply with any term, provision or covenant contained in this Agreement or the Security Agreement or any other agreement or instrument granting security to or related to security granted to the Lender (other than with respect to repayment of the Loan or any interest thereon), and such failure is not cured within thirty (30) days after Lender gives to Borrower written notice of such failure;

                  (c) the commencement by or against Borrower of a proceeding under any bankruptcy or similar law of any jurisdiction relating to insolvency or the relief of debtors, as now or hereafter in effect and the failure by the Borrower to obtain a dismissal or stay of such proceeding within sixty (60) days from the date of commencement of such proceeding; the making by Borrower of a general assignment for the benefit of any of its creditors; the appointment of a receiver, trustee, custodian or similar officer for Borrower and the failure by Borrower to secure the discharge of such receiver, trustee, custodian or similar officer within sixty (60) days from the date of appointment; or the admission in writing by Borrower of any inability to pay its debts generally as they become due; or

                  (d) any material breach of a representation, warranty or certification made by the Borrower in this Agreement, or any document contemplated by this Agreement, which would reasonably be expected to have a Material Adverse Effect.

                  6.2 Remedies. Upon the occurrence of an Event of Default, Lender may, in addition to exercising any other rights or remedies available to Lender at law, in equity, under this Agreement, the Security Agreement, or otherwise, declare all principal, interest and other amounts payable under this Agreement to be immediately due and payable, and, upon reasonable prior notice to Borrower, offset any amounts owed by Lender to Borrower against the outstanding amount of the Loan.

                  6.3 Remedies Cumulative. All of Lender's rights, remedies, powers and privileges are separate and cumulative, and no one of them, whether exercised or not, shall be or be deemed to be to the exclusion of or to limit or prejudice any other rights, remedies, powers or privileges Lender may have.

         7. MISCELLANEOUS.

                  7.1 Waiver. No failure by Lender to exercise or delay by Lender in exercising any right, remedy, power or privilege shall operate as a waiver thereof nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any further exercise thereof or of any other right, remedy, power or privilege.

                  7.2 Governing Law. This Agreement is governed by and shall be construed in accordance with the laws (other than that body of law relating to conflicts of law) of the Province of Ontario.

                  7.3 Notices. Any notice, request, demand, statement, authorization, approval or consent required or permitted under this Agreement shall be in writing and shall be made by any of the following means, and shall be deemed effective upon actual receipt: (a) deposit in the mail, postage prepaid, registered or certified, return receipt requested, such mailing to be effective upon actual receipt, (b) personal delivery, (c) delivery by a courier of recognized reputation (such as FedEx) or (d) transmission by telecopier (with confirmation by mail) as follows, or to such other address and/or such additional parties as the parties hereto may specify by notice given in accordance with this Section 7.3:

                  Borrower:         AltaRex Corp.
                                    610 Lincoln Street
                                    Waltham, Massachusetts 02451 USA

                                    Attention:    Edward Fitzgerald
                                    Telephone:    (781) 693-1504
                                    Telecopier:   (781) 466-8740

                  Lender: United Therapeutics Corporation 1735 Connecticut Avenue, N.W.
                                    Washington, D.C. 20009

                                    Attention:    Paul A. Mahon, General Counsel
                                    Telephone:    (202) 483-7000
                                    Telecopier:   (202) 483-4006

                  7.4 No Third Party Beneficiary. This Agreement creates rights and duties only among the parties hereto, and no third party shall have any rights hereunder or in or to the Loan.

                  7.5 Assignment. Borrower shall not assign this Agreement or any of its rights hereunder without the prior written consent of Lender.

                  7.6 Entire Agreement. This Agreement and the Security Agreement dated as of the date hereof between the Borrower and the Lender constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction. This Agreement may only be amended by a written instrument signed by the parties hereto.

                  7.7 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute a single instrument.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                     UNITED THERAPEUTICS CORPORATION

                                     By:
                                           ------------------------------------

                                     Its:
                                           ------------------------------------


                                     ALTAREX CORP.

                                     By:
                                           ------------------------------------

                                     Its:
                                           ------------------------------------

                                    Exhibit I

1.       DEFINITIONS

         In this Exhibit I:

         (a) "CURRENT MARKET PRICE" per Share or Participating Share at any date shall be the weighted average price per share for such shares for any 20 consecutive trading days (such 20 consecutive trading days being selected by the Corporation) commencing not more than 25 trading days before such date on such stock exchange on which such shares are listed as may be selected for such purpose by the directors of the Corporation or if such shares are not listed on any stock exchange, then on an automated quotation system, such as NASDAQ or the over the counter market. The weighted average price shall be determined by dividing the aggregate sale price of all such shares so sold on the exchange, system or market, as the case may be, during the said 20 consecutive trading days by the total number of such shares so sold. If such shares are not listed on any stock exchange, automated quotation system or traded on an over the counter market, the Current Market Price shall be determined in good faith by the Board of Directors of the Corporation.

         (b) "DIVIDENDS PAID IN THE ORDINARY COURSE" means cash dividends declared payable on the Shares in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greater of: (i) 125% of the aggregate amount or value of dividends declared payable by the Corporation on the Shares in its immediately preceding fiscal year; and (ii) 50% of the aggregate net earnings of the Corporation, before extraordinary items, for its immediately preceding fiscal year (less the amount or value of all dividends paid or payable in respect of such fiscal year) as shown in the audited consolidated financial statements of the Corporation for such preceding fiscal year or, if there are no audited financial statements with respect to such period, computed in accordance with generally accepted accounting principles consistent with the applications made in preparation of the most recent audited consolidated financial statements of the Corporation, and for such purpose the amounts of any dividend paid in shares shall be the aggregate stated value of such shares and the amount of any dividend paid in other than cash or shares shall be the fair market value of such dividend as declared by resolution passed by the board of directors of the Corporation.

         (c) "PARTICIPATING SHARE" means a share that carries the right to participate in earnings or in capital on a liquidation or winding-up to an unlimited degree, or which ranks, in terms of priority, equally with the Shares with respect to participation in earnings or in capital on a liquidation or winding-up.

2.       ADJUSTMENT OF SUBSCRIPTION RIGHTS

         The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

         (a) If and whenever at any time following April 17, 2002 and prior to 5:00 p.m. (Toronto time) on the Maturity Date (the "Expiry Time"), the Corporation shall (i) subdivide or redivide the outstanding Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Shares into a smaller number of shares, or (iii) issue Shares or other Participating Shares to the holders of all or substantially all of the outstanding Shares by way of a stock dividend, the Conversion Price in effect on the effective date of any such event shall be adjusted immediately after such event or on the record date for such issue of Shares or other Participating Shares by way of stock dividend, as the case may be, so that it shall equal the amount determined by multiplying the Conversion Price in effect immediately prior to such event by a fraction, of which the numerator shall be the total number of Shares and other Participating Shares outstanding immediately prior to such event; such adjustment shall be made successively whenever any event referred to in this subsection
                  (a) shall occur; any such issue of Shares or other Participating Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Shares or other Participating Shares immediately after such event under this subsection (a) and subsection (e) of this Section.

         (b) If and whenever at any time following April 17, 2002 and prior to the Expiry Time the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Shares, entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares or other Participating Shares (or securities convertible into or exchangeable for Shares or other Participating Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date plus the number arrived at by dividing the aggregate price of the total number of additional Shares or other Participating Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Shares outstanding on such record date plus the total number of additional Shares or other Participating Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); any Shares owned by or held for the account of the Corporation or any subsidiary of the

                  Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are, not exercised prior to the expiration thereof, the Conversion Price shall then be re-adjusted to the Conversion Price which would then be in effect based upon the number and aggregate price of Shares or other Participating Shares (or securities convertible into or exchangeable for Shares or other Participating Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

         (c) If and whenever at any time following April 17, 2002 and prior to the Expiry Time the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (i) shares of any class other than Shares or Participating Shares, other than shares distributed to holders of Shares pursuant to their exercise of options to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course on the Shares and other than the issue of Shares or other Participating Shares to the holders of all or substantially all of the outstanding Shares by way of a stock dividend, or (ii) rights, options or warrants (excluding rights exercisable for 45 days or less) or (iii) evidences of its indebtedness, or (iv) assets (excluding Dividends Paid in the Ordinary Course), including shares of other corporations, then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date multiplied by the Current Market Price per Share on such record date, less the fair market value (as determined by the board of directors of the Corporation, acting reasonably, which determination, absent manifest error, shall be conclusive) of such shares or rights, options or warrants or evidences or indebtedness or assets so distributed, and of which the denominator shall be the total number of Shares outstanding on such record date multiplied by such Current Market Price per Share; any Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be, and in clause (iv) the term "Dividends Paid in the Ordinary Course" shall include the value of any securities or other property or assets distributed in lieu of cash Dividends Paid in the Ordinary Course.

         (d) If and whenever at any time following April 17, 2002 and prior to the Expiry Time there is a reclassification of the Shares at any time outstanding or a change of the Shares into other shares or a capital reorganization of the Corporation not covered in subsection (a) or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or a sale of the property and assets of the Corporation as or substantially as an entirety to any other person, the Purchaser, to the extent that the Loan has not been converted, prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger or sale shall thereafter, upon conversion of the Loan, be entitled to receive and shall accept in lieu of the number of Shares, as then constituted, to which the Purchaser was previously entitled upon conversion of the Loan, the number of shares or other securities or property of the Corporation or of the corporation resulting from such reclassification, consolidation, amalgamation or merger or of the person to which such sale may be made, as the case may be, that the Purchaser would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger or sale if, on the effective date thereof, the Purchaser had been the registered holder of the number of Shares to which the Purchaser was previously entitled upon due conversion of the Loan; and in any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Agreement with respect to the rights and interests thereafter of the Purchaser to the end that the provisions set forth in this Agreement shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or securities or property to which the Purchaser may be entitled upon the conversion of the Loan thereafter.

         (e) In any case in which this Agreement shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Purchaser if converted after such record date and before the occurrence of such event the kind and amount of shares, other securities or property to which it would be entitled upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to the Purchaser an appropriate instrument evidencing the Purchaser's right to receive the kind and amount of shares, other securities or property to which it would be entitled upon the occurrence of the event requiring such adjustment and the right to receive any distributions made or declared in favour of holders of record of Shares as constituted from time to time on and after such date as the Purchaser would, but for the provisions of this subsection (e), have received, or become entitled to receive, on such exercise.

         (f) The adjustments provided for in this Agreement are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Agreement provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price, as then constituted, purchasable shall be required unless such adjustment would require an increase or decrease, of at least 1% in the Conversion Price, then in effect; provided however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (g) In the event of any question arising with respect to the adjustments provided in this Agreement, such question shall, absent manifest error, be conclusively determined by a firm of chartered accountants appointed by the Corporation and acceptable to the Purchaser (who may be the auditors of the Corporation) with the assistance of legal counsel, who may be legal counsel to the Corporation; such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Purchaser.

         (h) As a condition precedent to the taking of any action which would require an adjustment in any of the Conversion Price pursuant to the terms of this Agreement, the Corporation shall take any action which may, in the opinion of legal counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable all the Shares which the Purchaser is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

         (i) In case the Corporation shall take any action affecting the Shares other than action described in this Agreement, which in the opinion of the board of directors of the Corporation would materially affect the rights of Purchaser, the Conversion Price shall be adjusted in such manner and at such time, by action of the board of directors of the Corporation, in its sole reasonable discretion as it may determine to be equitable in the circumstances, provided that no such adjustment shall be made unless prior approval of any stock exchange on which the Shares are listed for trading has been obtained. Failure of the board of directors of the Corporation to make such an adjustment shall be conclusive evidence that the board of directors of the Corporation have determined that it is equitable to make no adjustment in the circumstances.

3.       NOTICE OF ADJUSTMENT

         At least 21 days prior to the effective date or record date, as the case may be, of any event referred to in clause 2, the Corporation shall notify the Purchaser of the particulars of such event and the estimated amount of any adjustment required as a result thereof. Promptly after the occurrence of any event which requires an adjustment in the Conversion Price pursuant to this Agreement, the Corporation shall forthwith deliver to the Purchaser a certificate of the Corporation specifying the particulars of such event and the required adjustment and the computation of such adjustment and give notice to the Purchaser of the particulars of such event and the required adjustment in the manner provided in Section 7.3 hereof.

4.       GENERAL COVENANTS OF THE CORPORATION

         (a) The Corporation covenants and agrees that it is duly authorized to enter into and perform its obligations under its Agreement.

         (b) The Corporation will cause the Shares issuable upon conversion of the Loan and the certificates representing the Shares to be duly issued. At all times until the Expiry Time, the Corporation shall reserve and there shall remain unissued out of its authorized capital a number of Shares sufficient to satisfy the conversion of the Loan. All Shares issued upon the due conversion of the Loan shall be fully paid and non-assessable.

         (c) The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of Section 2 of this Agreement.

         (d) Subject to the express provisions hereof, the Corporation will carry on and conduct and will cause to be carried on and conducted its business in a proper and efficient manner and will cause to be kept proper books of account in accordance with generally accepted accounting practice; and, subject to the express provisions hereof, it will do or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that nothing herein contained shall prevent the amalgamation, consolidation, merger, sale, winding up or liquidation of the Corporation or any subsidiary of the Corporation or the abandonment of any rights and franchises of the Corporation or any subsidiary of the Corporation if, in the opinion of the board of directors of the Corporation or officers of the Corporation, it would be advisable and in the best interests of the Corporation or of such subsidiary of the Corporation to do so.

         (e) The Corporation shall take all such steps and actions and do all such things as may reasonably be necessary to maintain the listing and posting for trading on The Toronto Stock Exchange of those Shares currently listed on The Toronto Stock Exchange.

         (f) The Corporation will use its reasonable best efforts to ensure that the Shares issuable upon conversion of the Loan will be listed and posted for trading on The Toronto Stock Exchange upon their issue or such other stock exchange or automated quotation system on which the Shares may, from time to time, be listed, posted or quoted for trading.

                                  EXHIBIT B-2A

                      FORM OF DEBENTURE SUBSCRIPTION FORM

                                  EXHIBIT B-2A

                       SECOND DEBENTURE SUBSCRIPTION FORM



To:      AltaRex Corp.

Re: Subscription and Debenture Purchase Agreement dated as of April 17, 2002 (the "Subscription Agreement") between AltaRex Corp. and United Therapeutics Corporation

         Capitalized terms used, but not otherwise defined, herein have the meanings given to them in the Subscription Agreement.

         Pursuant to Section A.1(b) of the Subscription Agreement, United Therapeutics Corporation hereby irrevocably exercises the Debenture Subscription Right and hereby subscribes for and agrees to purchase from the Company the Second Debenture all on terms and conditions set forth in the Subscription Agreement.

         DATED                      , 2002.
               ---------------------

                                          UNITED THERAPEUTICS CORPORATION

                                          Per:
                                                --------------------------------
                                                   Name:
                                                   Title:

                                   EXHIBIT C

                           FORM OF SECURITY AGREEMENT

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT is made as of April 17, 2002 by and between ALTAREX CORP., an Alberta corporation ("Debtor"), and UNITED THERAPEUTICS CORPORATION, a Delaware corporation ("Secured Party").

                                    RECITALS

         A. Secured Party and Debtor have entered into (i) a convertible debenture of even date herewith (the "First Convertible Debenture"), pursuant to, and subject to the terms and conditions of which, Secured Party will make a loan to Debtor in an amount equal to US$50,000, and (ii) a subscription and debenture purchase agreement of even date herewith pursuant to which the Debtor has granted to the Secured Party the right to subscribe for a convertible debenture (the "Second Convertible Debenture" and together with the First Convertible Debenture, the "Convertible Debenture") pursuant to, and subject to the terms and conditions of which, Secured Party will make a loan to Debtor in an amount equal to US$875,000.

         B. Debtor has executed this Agreement to induce Secured Party to enter into the Convertible Debenture.

         NOW, THEREFORE, for valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

         1.       DEFINITIONS.

                  1.1      Definitions.

                  "Collateral" means all of Debtor's right, title and interest in, to and under any and all of its intellectual property, including but not limited to, all worldwide patents, patent rights, patent applications, trademarks, trademark rights, trademark applications, service marks, service mark rights, service mark applications, trade names, domain names, copyrights, copyright applications, software rights, database rights, moral rights, inventions, know-how, trade secrets, procedures, techniques, test results, documentation and other similar intangible personal property whether presently existing or hereafter acquired, including without limitation the intellectual property listed on the attached Schedule 1, and all proceeds of the foregoing.

                  "Secured Obligations" means all of the indebtedness and obligations of Debtor to the Secured Party under the First Convertible Debenture and the Second Convertible Debenture, including without limitation the obligation of Debtor to pay principal and interest under the Convertible Debenture.

                  "PPSA" means the Personal Property Security Act (Alberta), as amended from time to time and any Act substituted therefore and all amendments thereto;

                  1.2 PPSA Terms. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the PPSA shall have the meanings given in the PPSA.

                  1.3 Attachment. The Secured Party and the Debtor have not agreed to postpone the time for attachment of the security interest granted hereby.

         2. SECURITY INTEREST.

                  2.1 Grant of Security Interest. In order to secure the full and punctual payment and performance of the Secured Obligations, Debtor hereby grants to Secured Party a security interest in the Collateral.

                  2.2 No Obligations Undertaken. Nothing contained in this Agreement shall relieve Debtor of, or impose on Secured Party, any obligation or liability for, under or in respect of the Collateral.

         3. REPRESENTATIONS AND WARRANTIES OF DEBTOR.

                  Debtor hereby represents and warrants to Secured Party as follows:

                  3.1 Organization and Powers of Debtor. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta, and has all requisite power and authority to conduct its business and own and operate its properties, and to enter into and execute the Convertible Debenture and this Agreement and to grant the security interests provided for herein.

                  3.2 Corporate Action of Debtor. Debtor has taken all appropriate and necessary corporate action to authorize the execution, delivery and performance of the Convertible Debenture and this Agreement, the representatives of Debtor executing the Convertible Debenture and this Agreement are fully authorized to do so, and the Convertible Debenture and this Agreement have been duly executed and delivered by the Debtor to the Secured Party.

                  3.3 Enforceability. The Convertible Debenture and this Agreement are the legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms.

                  3.4 No Conflict. The execution, delivery and performance of the Convertible Debenture and this Agreement are not in contravention of or in conflict with the Certificate of Incorporation or Bylaws of Debtor, or any agreement, indenture or undertaking to which Debtor is a party or by which Debtor or any of its property may be bound or affected, and will not cause any security interest, lien or other encumbrance to be created or imposed upon any such property by reason thereof, except for the security interest created in favor of Secured Party pursuant to this Agreement.

                  3.5 Consents and Approvals. No consent, approval, permit, license, authorization, filing, registration or other action of, with, or by any governmental authority or other person or entity is required in connection with the execution, delivery and performance of the Convertible Debenture and this Agreement, except for the filing of a financing statement and the recording of appropriate documents in the United States Patent and Trademark Office and the Canadian Intellectual Property Office as applicable relating to the grant of the security interest.

                  3.6 Perfection. Upon the filing of a financing statement at the Alberta Personal Property Registry and the recording of appropriate security documents in the United States Patent and Trademark Office and the Canadian Intellectual Property Office the Secured Party will have a valid and perfected security interest in all of the Collateral.

                  3.7 No Other Liens. The Collateral is owned by or licensed to the Debtor free of all security interests, mortgages, liens, claims, charges and other encumbrances.

         4. COVENANTS OF DEBTOR.

                  Debtor hereby covenants and agrees to and with Secured Party as follows:

                  4.1 Existence. Debtor shall do or cause to be done all things necessary to preserve and maintain its existence as a corporation under the laws of the Province of Alberta and all rights and franchises material to its business and operations.

                  4.2 Notice of Litigation. Debtor shall give or cause to be given prompt written notice to the Secured Party of any action, suit or proceeding instituted against Debtor or claim asserted relating to any of the Collateral which could have a material adverse effect upon the business, assets, value or condition (financial or otherwise) of Debtor.

                  4.3 Disposition of Collateral. Except as contemplated in the license agreement to be entered into between the parties, the Debtor shall not dispose of any Collateral without the prior written consent of Secured Party and shall not, without the prior written consent of the Secured Party, create or permit to exist any security interest, mortgage, lien, claim, charge and other encumbrance against any of the Collateral.

                  4.4 Maintenance of Security Interests. Debtor hereby authorizes Secured Party to file financing statements and continuation statements with respect to the Collateral to the fullest extent permitted by law. In addition, Debtor shall from time to time execute and deliver to Secured Party such financing statements, continuation statements or other filings or documents as Secured Party may reasonably require to further assure to Secured Party its rights under this Agreement.

                  4.5 Defend Collateral. Debtor shall use commercially reasonable efforts to protect and preserve the Collateral, and shall defend the Collateral for the benefit of the Secured Party against the claims and demands of all other persons.

                  4.6 Expenses. Debtor shall forthwith pay all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) which may be incurred by the Secured Party in:

         (a) taking, recovering, keeping possession of and insuring the Collateral;

         (b)      connection with any disclosure requirements under the PPSA;
                  and

         (c) all other actions and proceedings taken in connection with the preservation of the Collateral and the confirmation, perfection and enforcement of this Security Agreement and of any other security held by the Secured Party as security for the Obligations.

         5. REMEDIES.

                  5.1 Remedies. Upon the occurrence of an Event of Default (as defined in the Convertible Debenture):

         (a) Secured Party shall have, in addition to any other rights or remedies Secured Party may have at law or in equity or otherwise, the right to accelerate all indebtedness outstanding under the Convertible Debenture and to declare such indebtedness to be immediately due and payable, with or without notice to Debtor; and

         (b) the security hereby constituted will immediately become enforceable.

                  5.2 Enforcement. To enforce and realize on the security constituted by this Security Agreement, the Secured Party may take any action permitted by law or in equity, as it may deem expedient, and in particular, without limiting the generality of the foregoing, the Secured Party may do any one or more of the following:

         (a) appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed is herein called the "Receiver") of the Collateral, with or without bond as the Secured Party may determine, and from time to time in its sole discretion remove such Receiver and appoint another in its stead;

         (b) preserve, protect and maintain the Collateral as the Secured Party may deem advisable;

         (c) sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Secured Party may seem reasonable, provided that the Debtor will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the monies therefor are actually received; and

         (d) exercise all of the rights and remedies of a secured party under the PPSA.

                  5.3 Proceeds. Subject to applicable law, all amounts realized from the disposition of the Collateral pursuant to this Security Agreement will be applied as the Secured Party, in its sole discretion, may direct as follows:

         FIRSTLY: in or toward payment of all costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Secured Party in connection with or incidental to:

                  (1) the exercise by the Secured Party of all or any of the powers granted to it pursuant to this Security Agreement; and

                  (2) the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to the Receiver pursuant to this Security Agreement, including the Receiver's reasonable remuneration and all outgoings properly payable by the Receiver;

         SECONDLY:         in or toward payment to the Secured Party of all
                           principal and other monies (except interest) due in respect of the Secured Obligations;

         THIRDLY: in or toward payment to the Secured Party of all interest remaining unpaid in respect of the Secured Obligations;

         FOURTHLY:         any surplus will be paid to the Debtor.


                  5.4 Waivers. Secured Party may exercise any of its rights and remedies without demand, advertisement or notice other than as may be required by law. To the fullest extent permitted by law, Debtor waives demand, notice, protest, notice of acceptance of this Agreement or other action taken in reliance hereon and all other demands and notices of any description.

                  5.5 Deficiency. If the amounts realized from the disposition of the Collateral are not sufficient to pay the Secured Obligations in full to the Secured Party, the Debtor will immediately pay to the Secured Party the amount of such deficiency.

                  5.6 Rights Cumulative. All rights and remedies of the Secured Party set out in this Security Agreement are cumulative and no right or remedy contained herein is intended to be exclusive but each will be in addition to every other right or remedy contained herein or in any existing or future security agreement or now or hereafter existing at law or in equity or pursuant to any other agreement between the Debtor and the Secured Party that may be in effect from time to time.

         6. LIABILITY OF SECURED PARTY.

                  6.1 Obligations and Covenants of Debtor. The Secured Party shall not be bound to do, observe or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor nor shall the Secured Party be obliged to keep any of the Collateral identifiable.

                  6.2 Duty to Inquire. The Secured Party shall not be obliged to inquire into the right of any person purporting to be entitled under the PPSA to information and materials from the Secured Party by making a demand upon the Secured Party for such information and materials and the Secured Party shall be entitled to comply with such demand and shall not be liable for having complied with such demand notwithstanding that such person may in fact not be entitled to make such demand.

                  6.3 Waiver. The Debtor hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Secured Party than provided in this Security Agreement.

         7. MISCELLANEOUS.

                  7.1 Performance of Obligations. If the Debtor fails to perform any of its Obligations hereunder, the Secured Party may, but shall not be obliged to, perform any or all of such Obligations without prejudice to any other rights and remedies of the Secured Party hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith shall be payable by the Debtor to the Secured Party forthwith with interest until paid at the highest rate borne by any of the Secured Obligations and such amounts shall form part of the Secured Obligations and constitute a charge upon the Collateral in favour of the Secured Party prior to all claims subsequent to this Security Agreement.

                  7.2 Notices. Any notice, request, demand, statement, authorization, approval or consent required or permitted under this Agreement shall be in writing and shall be made by, and deemed duly given upon, (a) deposit in the United States mail, postage prepaid, registered or certified, return receipt requested, such mailing to be effective upon receipt, (b) personal delivery, (c) 24 hours after delivery to a courier of recognized reputation (such as FedEx) or (d) transmission by facsimile with a copy sent separately by mail, as follows or to such other address and/or such additional parties as either party may specify by notice given in accordance with this
Section 7.2:

                  Debtor:           AltaRex Corp.
                                    610 Lincoln Street
                                    Waltham, Massachusetts 02451
                                    USA

                                    Attention:    Edward Fitzgerald
                                    Telephone:    (781) 693-1504
                                    Telecopier:   (781) 466-8740


                  Secured Party:    United Therapeutics Corporation
                                    1735 Connecticut Avenue, N.W.
                                    Washington, D.C. 20009

                                    Attention:    Paul A. Mahon, General Counsel
                                    Telephone:    (202) 483-7000
                                    Telecopier:   (202) 483-4006

                  7.3 Waiver, Amendment or Modification. No waiver, amendment or modification of any provision hereof or of any right or remedy hereunder shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure by Secured Party to exercise, and no delay by Secured Party in exercising, any right, power or remedy granted hereunder shall operate as a waiver of any such right, power or remedy. A waiver of any right or remedy by Secured Party on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

                  7.4 Assignment. Secured Party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of Debtor. Debtor may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of Secured Party.

                  7.5 Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the Province of Alberta.

                  7.6 Severability. If any term, covenant or provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or provision.

                  7.7 Construction of Agreement. The titles and headings of the sections of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Agreement.

                  7.8 No Merger. This Security Agreement shall not operate so as to create any merger or discharge of any Secured Obligations, or any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security in any form held or which may hereafter be held by the Secured Party from the Debtor or from any other person whomsoever. The taking of a judgment with respect to any of the Secured Obligations will not operate as a merger of any of the terms, conditions, covenants, agreements or provisos contained in this Security Agreement.

                  7.9 Further Assurances. At the Secured Party's request at any time and from time to time, the Debtor shall execute and deliver such further and other security, documents and instruments to further mortgage, charge and grant an assignment to the Secured Party in and to the Collateral, whether in any other jurisdiction or otherwise, and do all other acts and things as the Secured Party reasonably requires in order to give effect to this Security Agreement or such other mortgage, charge or assignment against the Collateral or to confirm and perfect, and maintain perfection of, the security constituted by this Security Agreement or such other mortgage, charge or assignment in favour of the Secured Party.

                  7.10 Financing Statement. The Debtor hereby:

         (a)      acknowledges receiving a copy of this Security Agreement; and

         (b) waives all rights to receive from the Secured Party a copy of any financing statement, financing change statement or verification statement filed at any time or from time to time respect of this Security Agreement.

                  7.11 Additional Security. This Security Agreement and the security constituted hereby are in addition to and not in substitution for any other security which the Secured Party may now or from time to time hold or take from the Debtor or from any other person whomsoever.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                           ALTAREX CORP.
                           ("Debtor")

                           By:
                                --------------------------------------

                           Its:
                                --------------------------------------

                           UNITED THERAPEUTICS CORPORATION

                           ("Secured Party")


                           By:
                                --------------------------------------

                           Its:
                                --------------------------------------

                                   EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

         THIS AGREEMENT is made as of April 17, 2002;

BETWEEN:

                  ALTAREX CORP., a corporation incorporated under the laws of Alberta (hereinafter referred to as the "Company")

                                     - and -

                  UNITED THERAPEUTICS CORPORATION, a corporation incorporated under the laws of Delaware (hereinafter referred to as "United")

         WHEREAS:

         (a) United wishes to purchase Purchased Securities from the Company;

         (b) the Company has agreed to issue the Purchased Securities to United; and

         (c) this Agreement is being entered into as a condition to the completion of the purchase of the Purchased Securities;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.1      DEFINITIONS

         In this Agreement, unless something in the subject matter or context is inconsistent therewith:

         "affiliate" and "associate" have the respective meanings assigned thereto in the Securities Act (Ontario) as at the date hereof;

         "Agreement" means this agreement and all amendments made hereto by written agreement between the parties hereto;

         "business day" means a day other than a Saturday, Sunday or statutory or civic holiday in Toronto, Ontario;

         "Canadian Securities Laws" means the securities laws of any province or territory of Canada;

         "Common Shares" means the common shares of the Company;

         "Convertible Debentures" means, collectively, the First Convertible Debenture and Second Convertible Debenture;

         "Convertible Debenture Shares" means, collectively, the 100,000 Common Shares issued upon conversion of the First Convertible Debenture and the 883,380 Common Shares issued upon the conversion of US $441,690 of the Second Convertible Debenture;

         "Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement (including, without limitation, all filing fees, expenses of compliance with securities and "blue sky" laws, printing expenses and reasonable fees and disbursements of the Company's counsel, independent accountants, underwriters (but excluding underwriting discounts and selling commissions) and other persons retained by the Company) other than the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) which shall continue to be paid by the Company in any event;

         "First Convertible Debenture" means the First Convertible Debenture dated as of the date hereof between the Company and United;

         "Piggyback Qualification" has the meaning ascribed thereto in Section 3.1;

         "Prospectus" means a prospectus filed by the Company with a Canadian commission for a public offering and sale of securities of the Company;

         "Purchased Securities" means collectively the 4,900,000 Common Shares subscribed for by United pursuant to the Subscription and Debenture Purchase Agreement and the Convertible Debenture Shares, if any;

         "Qualifiable Shares" means (i) the Convertible Debenture Shares issuable upon conversion of the Convertible Debentures, as applicable, and (ii) any other Common Shares issuable in respect of such shares (because of share splits, share dividends, reclassifications, recapitalizations or similar events);

         "Second Convertible Debenture" means the Second Debenture (as such term is defined in the Subscription and Debenture Purchase Agreement);

         "Securities Acts" means the securities legislation of each of the provinces of Canada and all regulations, policy statements, orders, rules, rulings, communiques and interpretation notes issued thereunder or in relation thereto, as amended, re-enacted or replaced from time to time; and

         "Subscription and Debenture Purchase Agreement" the subscription and debenture purchase agreement dated as of the date hereof between the Company and United.

1.2      HEADINGS

         The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3      EXTENDED MEANINGS

         In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

                       ARTICLE 2 - QUALIFICATION REQUEST

2.1      REQUEST FOR QUALIFICATION

         Subject to Section 2.2, United may at any time after the issue and sale of the applicable Convertible Debenture, by written notice to the Company, request (a "Qualification Request") the Company to (i) qualify for distribution Qualifiable Shares issuable upon conversion of such Convertible Debenture under the Securities Acts, or (ii) in the event the Company is offering Common Shares to the public by way of a prospectus, to sell on a secondary basis the Purchased Securities, such notice to specify the number of Common Shares requested to be qualified or sold, as the case may be, and the intended method of disposition of such Common Shares.

         Promptly upon receipt of a Qualification Request, the Company shall use its best efforts to effect, as expeditiously as possible, the qualification for distribution or resale under the Securities Acts of the Common Shares that the Company has been requested to qualify by United to the extent necessary to permit the disposition of the Common Shares to be qualified in accordance with the intended methods of distribution.

2.2      RESTRICTIONS ON QUALIFICATION REQUEST

         The Company shall not be obligated to effect:

         (a) any Qualification Request that requires the Company to qualify the Qualifiable Shares in any jurisdiction outside of Canada; or

         (b)      any Qualification Request unless United has requested either
                  (i) the qualification for distribution of not less than 100% of the total number of Qualifiable Shares owned by United on the date of any such Qualification Request or (ii) the sale on a secondary basis of not less than 100% of the total number of Purchased Securities owned by United on the date of such Qualification Request.

2.3       QUALIFICATION REQUEST EXPENSES

         The Company will pay all Expenses relating to any Qualification
Request:

         (a) provided that with respect to the sale of Common Shares pursuant to a public offering in Canada, United shall pay its proportionate share (based on the number of Common Shares that United is selling of the total number of Common Shares being qualified for sale) of the Expenses to the extent required to be paid by United under Securities Acts and for greater certainty the expenses for which United would be responsible hereunder are limited to its proportionate proportion of the Canadian Securities Commission's regulated fees;

         (b) provided, however, that if a qualification under Section 2.1 is withdrawn at the request of United (other than a withdrawal within 10 days of the United becoming aware of, and as a result of, information concerning the business or financial condition of the Company which is made known to United after the date on which such qualification was requested), United shall pay its proportionate share (based on the number of Common Shares that United is selling of the total number of Common Shares being qualified for sale) of the Expenses to the extent required to be paid by United under Securities Laws.

2.4      UNDERWRITTEN OFFERINGS

         If any Qualification Request is an underwritten offering:

         (a) United shall provide notice of this fact as part of its Qualification Registration;

         (b) the Company, even in the case of an offering (a "Secondary Distribution") including United as a secondary offeror, shall have the right to select the investment banker(s) and manager(s) to underwrite any offering contemplated by a Qualification Request, subject, in the case of a Secondary Distribution, to the approval of United, such approval not to be unreasonably withheld; and

         (c) United shall bear or pay its proportionate share of the underwriting discounts and selling commissions determined on the basis of the proportion that the number of United's Common Shares included in the Qualification Request bears to the total number of Common Shares qualified for distribution.

                      ARTICLE 3 - PIGGYBACK QUALIFICATION

3.1      RIGHT TO PIGGYBACK

         If the Company proposes to (i) qualify for distribution any Common Shares under any of the Securities Acts (other than in connection with any securities exchange offer, dividend reinvestment plan or stock option or other employee benefit plan) or (ii) sell by way of prospectus commons shares out of treasury ("Offering"), the Company shall give prompt written notice to United of its intention to do so and, subject to Section 3.4, shall include in such qualification all Qualifiable Shares and shall include as part of such offering on a secondary basis the Purchased Securities (a "Piggyback Qualification") with respect to which the Company has received from United a written request for inclusion therein within ten Business Days after the date of such notice. The Company has the right to postpone or withdraw any qualification in its sole discretion.

3.2      PIGGYBACK EXPENSES

         The Company will pay all Expenses relating to any Piggyback Qualification.

3.3      UNDERWRITTEN OFFERINGS

         If any Piggyback Qualification is an underwritten offering:

         (a) the Company shall be entitled to select the investment banker(s) and manager(s) to underwrite the offering contemplated thereby;

         (b) United shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Company; and

         (c) United shall bear or pay its proportionate share of the underwriting discounts and selling commissions determined on the basis of the proportion that the number of United's Common Shares included in the Piggyback Qualification bears to the total number of Common Shares qualified for distribution.

3.4      PRIORITY ON PRIMARY QUALIFICATION

         If any Piggyback Qualification includes an underwritten offering and the managing underwriters advise the Company that the number of Common Shares that the Company and United have requested to be included in such distribution pursuant to Section 3.1 exceeds the number (in this Section 3.4, the "Maximum Secondary Offering Size") which can be sold on a secondary basis in an orderly manner in such offering within a price range acceptable to the Company (the "Assessment"), the Company shall include in such distribution as many of the Common Shares proposed to be sold by United on a secondary basis as will not cause the offering to exceed the Maximum Secondary Offering Size which can be sold on a secondary basis in an orderly manner in such offering within a price range acceptable to the Company.

If United disagrees with the Assessment, the matter shall be decided by an arbitrator mutually agreeable to the parties within ten calendar days whose decision shall be final and binding upon the parties.

Subject to the foregoing, the Company shall use its reasonable efforts to arrange for the underwriters to include the Piggyback Qualification as part of the Common Shares to be distributed by or through such underwriters.

                      ARTICLE 4 - QUALIFICATION PROCEDURES

4.1      OBLIGATIONS OF THE COMPANY

         Whenever the Company receives a request for a Qualification Request or a Piggyback Qualification, the Company shall use its best efforts to effect such qualification for distribution and pursuant thereto the Company shall, as expeditiously as possible, and to the extent necessary by virtue of the requirements of the jurisdictions in which such qualification is to be effected:

         (a) promptly prepare and file a preliminary prospectus in the relevant jurisdictions and such other related documents as may be necessary or appropriate relating to the proposed distribution or qualification and shall, as soon as possible after any comments of the relevant regulatory authorities have been satisfied with respect thereto, prepare and file under the Securities Acts a prospectus (provided that before filing a preliminary prospectus, prospectus or any amendments or supplements thereto, the Company shall furnish to United copies of such documents for their review) and obtain receipts therefor and shall take all other steps and proceedings that may be necessary in order to qualify the Common Shares for distribution under such Securities Acts by registrants who comply with the relevant provisions of such Securities Acts;

         (b) prepare and file with the relevant regulatory authorities such amendments and supplements to such preliminary prospectus, prospectus as may be necessary to comply with the provisions of the Securities Acts with respect to the distribution of all Common Shares covered thereby until all of such Common Shares have been distributed in accordance with the intended method or methods of disposition;

         (c) furnish to United such number of copies of such preliminary prospectus, prospectus and any amendment and supplement thereto and such other relevant documents as such shareholder may reasonably request in order to facilitate the disposition of its Common Shares;

         (d) furnish to United an opinion of counsel for the Company in a form that is customary at such time addressed to United and the underwriters and dated the effective date of such (final) prospectus;

         (e) notify, as soon as possible, United of any circumstance or the happening of any event as a result of which the preliminary prospectus, prospectus as then in effect would include an untrue statement of material fact or would omit any fact that is required to be stated or that is necessary to make any statement therein not misleading, and at the request of United prepare and furnish to United a reasonable number of commercial copies of a supplement to or an amendment of the preliminary prospectus, prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Common Shares, such document shall not include an untrue statement of material fact or omit to state any fact that is required to be stated or that is necessary to make any statement therein not misleading;

         (f) otherwise comply with all applicable Securities Acts during the course of the distribution;

         (g) enter into such customary agreements, including underwriting agreements, containing such representations and warranties by the Company and such other terms and provisions as are customary therein including, without limitation, rights of indemnity and contribution;

         (h) in the event of the issuance of any order or ruling suspending the effectiveness of a prospectus receipt or of any order suspending or preventing the use of any prospectus or suspending the qualification of any Common Shares qualified by such prospectus for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order or ruling;

         (i) otherwise use its reasonable efforts to facilitate the offering of the Common Shares including, without limitation, causing management of the Company to participate in any road shows, sales meetings or other activities arranged by the underwriters;

         (j) if the Company has delivered a Prospectus to United and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify United and, if requested, United shall immediately cease making offers of Qualifiable Shares or Purchased Securities and return all Prospectuses to the Company. The Company shall promptly provide United with revised Prospectuses and, following receipt of the revised Prospectuses or United shall be free to resume making offers of the Qualifiable Shares or Purchased Securities; and

         (k) in the event that, in the judgement of the Company, it is advisable to suspend use of a Prospectus due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify United to such effect, and, upon receipt of such notice, United shall immediately discontinue any sales of Qualifiable Shares or Purchased Securities pursuant to such Prospectus until United has received copies of a supplemented or amended Prospectus or until United is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this
                  Section 4.1(k) to suspend sales of Qualifiable Shares or Purchased Securities for a number of days in excess of 120 days in any 365-day period.

4.2      OBLIGATIONS OF UNITED

(1) If in the reasonable opinion of counsel to the Company it is necessary or appropriate in order to comply with any applicable Securities Acts, the obligations of the Company under Articles 2 and 3 shall be conditional upon United and any underwriter participating in such offering executing and delivering to the Company an appropriate agreement, in a form reasonably satisfactory to counsel for the Company, that such person shall comply with all prospectus delivery requirements of all relevant Securities Acts and with anti-stabilization, manipulation and similar provisions of the relevant Securities Acts and shall furnish to the Company information about sales made in such offering.

(2) United shall not (until further notice) effect sales of any Common Shares qualified by or included in a prospectus or deliver any prospectus in respect of such sale after notification by the Company of any order or ruling suspending the effectiveness of the receipt for such prospectus.

4.3      PREPARATION; REASONABLE INVESTIGATION

         In connection with the preparation and filing of any preliminary prospectus, prospectus, or similar document pursuant to a qualification request, United and the underwriters, if any, and its counsel, auditors and other representatives, shall be given the opportunity to participate in the preparation of such documents and each amendment thereof or supplement thereto and there shall be inserted therein such material as is required under the applicable Securities Acts or which in the reasonable judgment of United and its counsel should be included. United and the underwriters shall also be given such access to the books and records of the Company and such opportunities to discuss the business of the Company with its officers and auditors as shall be necessary in their respective opinions or in the opinion of their respective counsel, and to conduct all due diligence which any of the foregoing persons may reasonably require in order to conduct a reasonable investigation for purposes of establishing a due diligence defence as contemplated by the Securities Acts and in order to enable United and underwriters to execute the certificates required to be executed by them pursuant to the Securities Acts for inclusion in each such document.

4.4      EXPENSES

(1) To the extent permitted under applicable Securities Acts, all Expenses shall be borne by the Company. The Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

(2) To the extent Expenses are not permitted by law to be paid by the Company, United shall pay those Expenses allocable to the distribution or qualification of the Qualified Shares or Purchased Securities owned by it as provided herein.

             ARTICLE 5 - ARTICLE - INDEMNIFICATION AND CONTRIBUTION

5.1      INDEMNIFICATION

(1) The Company shall indemnify and hold United, each of its officers, directors, legal counsel and accountants and each person which owns or controls United from and against any and all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) including costs of investigation and reasonable fees and expenses of legal counsel arising out of or based upon:

         (a) any liability pursuant to a provision of (including any indemnity in) any underwriting agreement, purchase agreement or other document relating to any Qualification Request or Piggyback Qualification and directly or indirectly arising out of or based upon any misrepresentation, breach of warranty, untrue statement or alleged untrue statement, whether of a material fact or otherwise, or any omission or alleged omission to state a fact, material or not, required to be stated or necessary to make a statement therein not misleading, in light of the circumstances in which it is made; or

         (b) any misrepresentation or alleged misrepresentation, breach of warranty or untrue statement or alleged untrue statement, whether of a material fact or otherwise contained in any preliminary prospectus, prospectus registration statement or similar document (including any amendment or supplement thereto) relating to any Qualification Request or Piggyback Qualification, or in any underwriting agreement, purchase agreement or other document relating thereto, or arising out of or based upon any omission or alleged omission to state in any such preliminary prospectus, prospectus, registration statement or similar document (including any amendment or supplement thereto), or any such underwriting agreement, purchase agreement or other document, a fact, material or not, required to be stated therein or necessary to make a statement therein not misleading, in light of the circumstances in which it is made.

(2) In the event of any qualification of any of the Qualifiable Shares or Purchased Securities under the Securities Act pursuant to this Agreement, United will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under Securities Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary or final Prospectus under which such Qualifiable Shares or Purchased Securities were qualified, or any amendment or supplement to the Prospectus, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to United furnished in writing to the Company by or on behalf of United specifically for use in connection with the preparation of such Prospectus, amendment or supplement; provided, however, that the obligations of United hereunder shall be limited to an amount equal to the net proceeds to United of Qualifiable Shares or Purchased Securities sold in connection with such qualification.

(3) Each party entitled to indemnification under this Section 5.1 (the "Indemnified Party") shall give notice to the Company or United, as the case may be, promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Company or United, as the case may be, to assume the defence of any such claim or any litigation resulting therefrom, provided that counsel for the Company or United, as the case may be, who shall conduct the defence of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party, and the Indemnified Party may participate in such defence, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 5.1. The Company or United, as the case may be, shall not, in the defence of any such claim or litigation, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

5.2      CONTRIBUTION

         If the indemnification provided for in Section 5.1 is unavailable or insufficient to hold harmless the Indemnified Parties in respect of any expenses, claims, losses, damages or liabilities or actions in respect thereof, then the Company or United, as the case may be, shall in lieu of indemnifying the Indemnified Parties contribute to the amount paid or payable by the Indemnified Parties as a result of such expenses, claims, losses, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the parties thereto, in connection with the statements or omissions which resulted in such expenses, claims, losses, damages, liabilities or actions as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the United States Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.2 were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above in this Section 5.2. The amount paid or payable by the Indemnified Parties as a result of the expenses, claims, losses, damages, liabilities or actions in respect thereof referred to above in this Section 5.2 shall be deemed to include any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such action or claim.

                              ARTICLE 6 - GENERAL

6.1      INJUNCTIVE RELIEF

         The Company acknowledges and agrees that damages would be inadequate to compensate for the breach of any of its obligations contained in this Agreement and that other parties hereto would be seriously and irreparably injured if any provision of this Agreement is not performed by it in accordance with the specific terms and conditions of this Agreement. Accordingly, the Company agrees, without prejudice to any additional or alternative remedies the other parties hereto may have hereunder, that such other parties shall be entitled:

         (a) to an injunction to prevent any breach of this Agreement by the Company;

         (b) to enforce specifically the terms and provisions hereof and any obligation in favour of such other parties, or any of them, contained in this Agreement; and

         (c) to declaratory relief or injunctive relief in respect of anything done in breach of an obligation in favour of such other parties, or any of them, contained in this Agreement.

6.2      TERMINATION

         This Agreement shall terminate (i) in the case of the Common Shares constituting a portion of the Purchased Securities, four months from the date hereof, and (ii) in the case of the Qualifiable Shares, four months from the date of issue and sale of the Convertible Debentures.

6.3      FURTHER ASSURANCES

         Each of the parties hereto shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

6.4      TIME OF THE ESSENCE

         Time shall be of the essence of this Agreement.

6.5      BENEFIT OF THE AGREEMENT

         This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

6.6      ENTIRE AGREEMENT

         This Agreement, the Subscription and Debenture Purchase Agreement and the Convertible Debenture constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any other understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

6.7      AMENDMENTS AND WAIVER

         No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

6.8      ASSIGNMENT

         This Agreement may not be assigned by any party hereto without the written consent of the other parties hereto.

6.9      NOTICES

         Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery or by facsimile transmission addressed to the recipient as follows:

         (a)      to the Company:

                  AltaRex Corp.
                  610 Lincoln Street
                  Waltham, Massachusetts 02451

                  Telecopier:       781-466-8740
                  Attention:        Edward Fitzgerald

         (b)      to United:

                  United Therapeutics Corporation
                  1735 Connecticut Avenue, N.W
                  Washington, D.C.  20009

                  Telecopier:       (202) 483-7000
                  Attention:        Paul A. Mahon, General Counsel


or to such other address, individual or facsimile number as may be designated by notice given by any party to the others. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile transmission, on the day of transmittal thereof.

6.10     GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

6.11     ATTORNMENT

         In relation to any legal proceedings or action to enforce this Agreement, the courts of the Province of Ontario shall have jurisdiction to entertain any action arising under this Agreement.

Each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario and waives any objections to proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum. This Section 6.10 shall not affect the right of any party to take proceedings in any other jurisdiction nor shall the taking of proceedings in any jurisdiction preclude any party from taking proceedings in any other jurisdiction.

6.12     COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF the parties have executed this Agreement.

                                    ALTAREX CORP.

                                    Per:
                                         --------------------------------------


                                    Per:
                                         --------------------------------------



                                    UNITED THERAPEUTICS CORPORATION


                                    Per:
                                        ---------------------------------------


                                    Per:
                                        ---------------------------------------

                                    EXHIBIT E
                                    ---------

Unless otherwise defined herein, all capitalised terms shall have the meanings ascribed thereto in the Subscription Agreement.

                                  ALTAREX CORP.
                                   TERM SHEET

ISSUER:             AltaRex Corp. ("AltaRex" or the "Company").

ISSUE: A unit consisting of 4,900,000 Common Shares and a warrant to purchase 3,250,000 common shares at a price of $0.50; a convertible debenture in the principal amount of $50,000; and a right to subscribe for a convertible debenture in the principal amount of $875,000.

PURCHASE
PRICE:              U.S. $0.50 per Common Share for a purchase price of
                    $2,450,000

COMMON
SHARES
OUTSTANDING:                                    PRE-ISSUE            POST-ISSUE
                                              ------------           ----------
                    Basic:                    36.7 million          45.0 million
                    Fully-diluted:            49.2 million          58.4 million

RESTRICTED
SECURITIES:         The Purchased Securities will not be registered under the
                    Securities Act, or applicable state securities laws, and may not be transferred except in compliance with the Securities
                    Act and applicable state securities laws. Each certificate representing the Purchased Securities will bear a legend to the foregoing effect.

USE OF
PROCEEDS:           Research and development expenses, general and
                    administrative expenses and working capital and other requirements of the Company

LISTING: The Common Shares are listed on the TSE under the symbol "AXO".

ANTICIPATED
CLOSING  DATE:      April 17, 2002.

                                   EXHIBIT F-1
                                   -----------

                                  ALTAREX CORP.

                         PRIVATE PLACEMENT QUESTIONNAIRE
                         -------------------------------

                                   EXHIBIT F-2
                                   -----------

                                  ALTAREX CORP.

                    CERTIFICATE FOR CORPORATION, PARTNERSHIP,
                     TRUST, FOUNDATION AND JOINT PURCHASERS
                    -----------------------------------------

                                  EXHIBIT F-3
                                  -----------

                   DECLARATION OF ACCREDITED INVESTOR STATUS

                                   EXHIBIT F-4
                                   -----------
                           THE TORONTO STOCK EXCHANGE